BUILDING LOAN AGREEMENT

                            dated as of June 21, 2000


                                      among

                   WILLOW BEND ASSOCIATES LIMITED PARTNERSHIP,
                                  as Borrower,

                         PNC BANK, NATIONAL ASSOCIATION,
                            as Lender, Co-Lead Agent
                               and Lead Bookrunner

                              FLEET NATIONAL BANK,
                   as Lender, Co-Lead Agent, Joint Bookrunner
                              and Syndication Agent

                        COMMERZBANK AG, NEW YORK BRANCH,
              as Lender, Managing Agent and Co-Documentation Agent

                      BAYERISCHE HYPO- UND VEREINSBANK AG,
                                NEW YORK BRANCH,
              as Lender, Managing Agent and Co-Documentation Agent

                                       and

                         PNC BANK, NATIONAL ASSOCIATION,
                             as Administrative Agent

                              LOCATION OF PREMISES:

                Northwest corner of the Dallas North Tollway and
                  Park Boulevard in Plano, Collin County, Texas

         BUILDING LOAN AGREEMENT ("this Agreement") dated as of June 21st, 2000 by and among WILLOW BEND ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership ("Borrower"), PNC BANK, NATIONAL ASSOCIATION (in its individual capacity and not as Administrative Agent, "PNC"), FLEET NATIONAL BANK ("Fleet"), COMMERZBANK AG, NEW YORK BRANCH ("Commerzbank") and BAYERISCHE HYPO- UND VEREINSBANK AG, NEW YORK BRANCH ("HypoVereinsbank"; PNC, Fleet, Commerzbank, HypoVereinsbank and each other lender who may become a Lender pursuant to
Section 3.04, Section 7.20 or Section 9.13, each, a "Lender" and collectively, "Lenders") and PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent for Lenders (together with its successors in such capacity, "Administrative Agent").

         Borrower desires that Lenders extend credit as provided herein, and Lenders are prepared to extend such credit on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained, Borrower, Administrative Agent and Lenders hereby agree as follows:

                                   Article I

                      DEFINITIONS AND RULES OF CONSTRUCTION

     Section 1.01. Definitions. The following terms, as used herein, shall have the following meanings:


"Additional Costs" -- Any costs,  losses or  expenses  actually  incurred by any
         Lender which it determines are attributable to its making or maintaining its Pro Rata Share of the Loan, or its obligation to make any Loan advances, or any reduction in any amount receivable by any Lender under the Loan or its Note.

Administrative Agent's Office" -- Administrative Agent's Office as set forth on its signature page of this Agreement, or such other address in the United States as Administrative Agent may designate by notice to Borrower and Lenders.

"Affected Lender" -- Has the meaning specified in Section 3.04.

"Affiliate" --With respect to any Person (the "first Person"),  any other Person
         (i) which directly or indirectly controls, or is controlled by, or is under common control with the first Person or (ii) 10% or more of the beneficial interest in which is directly or indirectly owned or held by the first Person. The term "control" means the possession, directly or indirectly, of the power, alone, to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

"Aggregate Change Order Amount" -- $3,000,000.

"Anchors" --  Collectively,  May (Lord & Taylor  and  Foley's),  Neiman  Marcus,
         Dillard and Saks.

"Anchor Stores" -- Collectively, (i) the approximately 150,000-square foot Neiman Marcus department store to be constructed and operated by Neiman Marcus pursuant to the REA on a parcel of land owned by it which is contiguous to portions of the Premises, (ii) the approximately 140,000-square foot Lord & Taylor department store to be constructed and operated by May pursuant to the REA on a parcel of land owned by it which is contiguous to portions of the Premises, (iii) the approximately 240,000-square foot Foley's department store to be constructed and operated by May pursuant to the REA on a parcel of land owned by it which is contiguous to portions of the Premises, (iv) the approximately 250,000-square foot Dillard department store, to be constructed and operated by Mercantile pursuant to the REA on a parcel of land to be owned by it which is contiguous to portions of the Premises and (v) the approximately 120,000-square foot Saks Fifth Avenue department store to be constructed and operated by Saks Texas pursuant to the REA on a portion of the Premises ground leased by Borrower to Saks.

"Applicable Lending Office" -- For each Lender and for the portions of the outstanding principal balance under its Note bearing interest at the Prime Based Rate or the LIBO Based Rate, as applicable, the lending office of such Lender (or of an Affiliate of such Lender) designated as such on the signature page hereof or in the applicable Assignment and Assumption Agreement, or such other office of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify to Administrative Agent and Borrower as the office by which the portions of the outstanding principal balance under its Note bearing interest at the Prime Based Rate or the LIBO Based Rate, as applicable, are to be made and maintained.

"Applicable Margin" -- With respect to the Prime Based Rate, .35% per annum, and with respect to the LIBO Based Rate, 1.85% per annum, as the same may be reduced in accordance with Section 2.20.

"Assignee" -- Has the meaning specified in Section 9.13.

"Assignment and Assumption Agreement" -- An Assignment and Assumption Agreement, substantially in the form of EXHIBIT E, pursuant to which a Lender assigns and an Assignee assumes rights and obligations in accordance with Section 9.13.

"Authorization Letter" -- A letter from Borrower to Administrative Agent in the form of EXHIBIT H setting forth, among other things, the name of each individual authorized to execute Requisitions hereunder on Borrower's behalf.

"Borrower's Accountants" -- Deloitte & Touche, or such other accounting firm(s) selected by Borrower and reasonably acceptable to Administrative Agent.

"Borrower's Architects" --JPRA Architects, the architects and/or engineers responsible for preparing the Plans and supervising construction of the Improvements.

"Building Loan Trust  Account" -- A separate  bank account  with the  Depositary
         Bank which (i) shall not be drawn upon except to pay Direct and Indirect Costs approved by Administrative Agent, (ii) be the depository for all advances made to Borrower hereunder and (iii) be established so that Administrative Agent receives, or is entitled to receive upon request, from the Depositary Bank, duplicate copies of regular monthly statements of all deposits and withdrawals.

"Business Day" -- Any day on which commercial banks are not authorized or required to close in Pittsburgh and New York; and, whenever such day relates to a LIBOR Amount, an Interest Period with respect to a LIBOR Amount, or notice with respect to a LIBOR Amount, any such day in which dealings in Dollar deposits are also carried out in the London interbank market and banks are open for business in London.

"Capital Lease" -- Any lease which has been or should be capitalized on the books of the lessee in accordance with GAAP.

"Change Orders" -- Any amendments or modifications to the Plans, General Contract or Major Subcontracts.

"Change Order Amount" -- $250,000.

"City" -- The City of Plano,  a Texas  municipal  corporation  of Collin County,
         Texas.

"Code" -- The Internal Revenue Code of 1986.

"Commitment Amount" -- At any time, the sum of the Principal Amount plus the remaining amount, if any, of the Loan Amount available to be disbursed hereunder.

"Completion Costs  Guaranty" -- The Completion  Costs Guaranty in respect of the
         Loan, dated the date hereof, from Guarantor to Lenders.

"Completion Date" --August 17, 2001, as the same may be extended for reasons of Force Majeure.

"Construction Consultant"  --Merritt & Harris, Inc., or other firm designated by
         Administrative Agent.

"Debt" -- Without duplication, any and all of (i) indebtedness or liability for borrowed money, or for the deferred purchase price of property or services (including trade obligations), (ii) obligations as lessee under Capital Leases, (iii) current liabilities in respect of unfunded vested benefits under any Pension Plan, (iv) obligations under letters of credit issued for the account of any Person, (v) all obligations arising under bankers' or trade acceptance facilities, (vi) all guarantees, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations to purchase any of the items included in this definition, to provide funds for payment, to supply funds to invest in any Person, or otherwise to assure a creditor against loss, (vii) all obligations secured by any lien on property owned by the Person whose Debt is being measured, whether or not the obligations have been assumed and (viii) all obligations under any agreement providing for contingent participation or other hedging mechanisms with respect to interest payable on any of the items described above in this definition.

"Debt    Service Coverage" -- As of any date of  determination,  the quotient of
         (i) Net Operating Income as of the end of the most recently ended calendar month, divided by (ii) Hypothetical Annual Debt Service as of the date of determination.

"Default"-- Any event or circumstance which, with the giving of notice or the passage of time, or both, would become an Event of Default.

"Default Rate" -- A rate equal to (i) with respect to those portions of the Principal Amount bearing interest at the Prime Based Rate, the Prime Based Default Rate; and (ii) with respect to LIBOR Amounts, a fixed rate of 4% per annum in excess of the LIBO Based Rate in effect thereon at the current Interest Period therefor and, thereafter, the Prime Based Default Rate.

"Delinquency Amount"; "Delinquency Notice"; "Delinquent Lender" -- Have the respective meanings specified in Section 7.16.

"Depositary Bank" -- Comerica Bank or a replacement bank reasonably acceptable to Administrative Agent.

"Dillard"  --  Dillard's,  Inc.,  a  Delaware  corporation,   the  guarantor  of
         Mercantile's obligations under the REA.

"Direct Costs" -- The aggregate costs of all labor, materials, equipment, fixtures and furnishings necessary for completion of the Improvements.

"Direct Costs Loan"; "Indirect Costs Loan" -- That portion of the Loan Amount applicable and equal to the sum of the Loan Budget Amounts for Direct Costs and Indirect Costs, respectively, shown on the Project Cost Statement.

"Direct Cost Statement" -- A statement, in the form of SCHEDULE I or other form approved by Administrative Agent, of Direct Costs incurred and to be incurred, trade by trade, to be prepared by the General Contractor (or Borrower's supervisor of construction if there is no General
         Contractor) and submitted to Administrative Agent as part of each Requisition.

"Disposition" -- A sale (whether by assignment, transfer or Capital Lease) of an asset.

"Dollars" and "$" -- Lawful money of the United States.

"Electing Lender"; "Election Notice"; "Election Period" -- Have the respective meanings specified in Section 7.16.

"Employee Benefit Plan" -- Any employee benefit or other plan established or maintained, or to which contributions have been made, by Borrower or Guarantor.

"Environmental Discharge" -- Any discharge or release of any Hazardous Materials in violation of any applicable Environmental Law.

"Environmental  Law"  -- Any  Law  relating  to  pollution  or the  environment, including Laws relating to noise or to emissions, discharges, releases or threatened releases of Hazardous Materials into the work place, the community or the environment, or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

"Environmental Notice" -- Any written complaint, order, citation, letter, inquiry, notice or other written communication from any Person (i) affecting or relating to Borrower's compliance with any Environmental Law in connection with any activity or operations at any time conducted by Borrower, (ii) relating to the occurrence or presence of or exposure to or possible or threatened or alleged occurrence or presence of or exposure to Environmental Discharges or Hazardous Materials at the Premises, including, without limitation (a) the existence of any contamination or possible or threatened contamination at the Premises and (b) remediation of any Environmental Discharge or Hazardous Materials at the Premises or any part thereof and (iii) relating to any violation or alleged violation of any relevant Environmental Law.

"ERISA" -- The Employee Retirement Income Security Act of 1974, including the rules and regulations promulgated thereunder.

"ERISA Affiliate" -- Any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as Borrower and/or Guarantor, or any trade or business which is under common control (within the meaning of Section 414(c) of the Code) with Borrower and/or Guarantor, or any organization which is required to be treated as a single employer with Borrower and/or Guarantor under
         Section 414(m) or 414(o) of the Code.

"Event of Default" -- Has the meaning given to such term in the Mortgage.

"Exchange Agreement" -- That certain Agreement for Real Estate Exchange dated as of May __, 1999 by and among Guarantor, the City and Dallas North Tollway Partnership, as amended by Amendment to Agreement for Real Estate Exchange dated October 12, 1999, as Guarantor's interests thereunder have been assigned to and assumed by Borrower by instrument dated June 19, 2000.

"Federal Funds Rate" -- For any day,  the rate per annum (based on a year of 360 days) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight Federal funds transactions arranged by Federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the date of this Agreement; provided, however, that if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the "Federal Funds Rate" for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.

"Fee     Letter"  -- That  certain  letter  agreement,  dated  the date  hereof, between PNC and Borrower, providing for Borrower's payment to Administrative Agent, on the date hereof and from time to time hereafter, of certain fees in connection with the Loan, such fees to be for the respective accounts of the parties specified therein.

"Force Majeure" -- Acts of God, fire, earthquake, floods, explosion, actions of the elements, war, riots, mob violence, inability to procure or a general shortage of labor, equipment, facilities, materials or supplies in the open market, failure of transportation, strikes, lockouts, actions of labor unions, condemnation, court orders, laws, regulations or orders of governmental or military authorities or any other cause, whether similar or dissimilar to the foregoing (other than lack of or inability to procure funds or financing to fulfill Borrower's commitments and obligations under the Loan Documents or otherwise in respect of the Premises and Improvements) so long as, in any such case
         (i) such cause or event is not within the reasonable control of Borrower, (ii) Borrower shall have given notice of such cause or event to Administrative Agent within fifteen (15) Business Days of the occurrence thereof and (iii) Administrative Agent shall have determined, in its judgment to be reasonably exercised, that such cause or event constitutes Force Majeure.

"GAAP" -- Generally accepted accounting principles in the United States of America as in effect from time to time, applied on a basis consistent with those used in the preparation of the financial statements referred to in Section 5.03 (except for changes concurred in by Borrower's Accountants).

"General Contract" -- Any contract (together with all riders, addenda and other instruments referred to therein as "contract documents") between Borrower and the General Contractor or any other Person which requires the General Contractor or such other Person to provide, or supervise or manage the procurement of, substantially all labor and materials needed for completion of the Improvements.

"General Contractor"-- Sordoni Skanska Construction Co., a Delaware corporation.

"Good Faith Contest" -- The contest of an item if (i) the item is diligently contested in good faith, and, if appropriate, by proceedings timely instituted, (ii) adequate reserves are established with respect to the contested item, (iii) during the period of such contest, the enforcement of any contested item is effectively stayed and (iv) the failure to pay or comply with the contested item during the period of the contest is not likely to (x) to have an adverse effect on the Mortgaged Property or any part thereof or on Lender's interest therein or (y) result in a Material Adverse Change.

"Governmental Authorities" -- The United States, the State of Texas and any political subdivision, agency, department, commission, board, bureau or instrumentality of either of them, including any local authorities, which exercises jurisdiction over Borrower, Guarantor, the Premises or the Improvements.

"Guarantor" -- The Taubman Realty Group Limited Partnership, a Delaware limited partnership of which Borrower is, as of the date hereof, a wholly owned and controlled subsidiary.

"Guaranty" --  Collectively,  the  Completion  Costs  Guaranty  and the  Payment
         Guaranty.

"Hazardous Materials" -- Any pollutants, effluents, emissions, contaminants, toxic or hazardous wastes or substances, as any of those terms are defined from time to time in or for the purposes of any relevant
         Environmental Law, including asbestos fibers and friable asbestos, polychlorinated biphenyls, and any petroleum or hydrocarbon-based products or derivatives.

"Hypothetical Annual Debt Service" -- For any date of determination, an amount equal to the greatest of (i) the constant annual payment of principal plus interest required to fully amortize, over a term of twenty-five
         (25) years, a hypothetical loan in an amount equal to the Commitment Amount as of such date of determination, assuming such loan were to bear interest at a rate equal to 2% per annum in excess of the percentage yield to maturity of the then "on-the-run" ten (10)-year United States Treasury Note, (ii) 9.25% of the Commitment Amount as of the date of determination or (iii) the sum of the annualized interest (based on the weighted average actual interest rate under the Notes) on a hypothetical loan in an amount equal to the Commitment Amount as of such date of determination plus scheduled principal actually payable on the Loan for the succeeding twelve (12)-month period as of such date of determination; provided, however, that for purposes of determining Debt Service Coverage under clause (i) of Section 2.20 hereof or under paragraph 2 of the Payment Guaranty, the term Commitment Amount as used in clauses (i), (ii) and (iii) above shall mean the Commitment Amount less the "Residual Land Guaranty Amount" (as such quoted term is defined in the Payment Guaranty) as of the date of determination.

"Improvements" --An enclosed, two (2)-level first class shopping mall containing approximately 561,000 of SFGLA of mall stores, together with three (3) parking decks for a minimum of 2,750 automobiles, in the aggregate, and surface parking for a minimum of an additional 4,130 automobiles.

"Indemnity" -- An agreement from Borrower and Guarantor whereby, among other things, Administrative Agent and Lenders are indemnified regarding Hazardous Materials.

"Indirect Costs" -- All costs of acquisition of the Premises and completion of the Improvements other than Direct Costs, including but not limited to, architects' and attorneys' fees, ground rents, interest, real estate taxes, survey costs and insurance premiums.

"Indirect Cost  Statement"  -- A  statement, in the form of SCHEDULE II or other form approved by Administrative Agent, of Indirect Costs incurred and to be incurred, to be prepared by Borrower and submitted to Administrative Agent as part of each Requisition.

"Individual Loan Commitment" -- With respect to each Lender, the amount set forth below opposite the name of such Lender (subject to change in accordance with the terms of this Agreement):

         Lender                                       Individual Loan Commitment
         ------                                       --------------------------
         PNC                                                   $70,000,000
         Fleet                                                 $70,000,000
         Commerzbank                                           $40,000,000
         Hypo Vereinsbank                                      $40,000,000

"Initial Advance" -- The first advance of Loan proceeds to be made hereunder.

"Interest Period" -- The period during  which  interest  at the LIBO Based Rate, determined as provided in this Agreement, shall be applicable to the LIBO Rate Request Amount in question, provided, however, that each such period shall be either one (1), two (2), three (3) (or, if available, four (4) or six (6)) months, which shall be measured from the date specified by Borrower in each LIBO Rate Request for the commencement of the computation of interest at the LIBO Based Rate, to the numerically corresponding day in the calendar month in which such period terminates (or, if there be no numerical correspondent in such month, or if the date selected by Borrower for such commencement is the last Business Day of a calendar month, then the last Business Day of the calendar month in which such period terminates, or if the numerically corresponding day is not a Business Day then the next succeeding Business Day, unless such next succeeding Business Day enters a new calendar month, in which case such period shall end on the next preceding Business Day) and in no event shall any such period extend beyond the Maturity Date.

"Law" -- Any federal, state or local law, statute, rule, regulation, ordinance, order, decree, directive, requirement, code, notice of violation or rule of common law, now or hereafter in effect, and in each case as amended, and any judicial or administrative interpretation thereof by a Governmental Authority or otherwise, including any judicial or administrative order, determination, consent decree or judgment.

"Lender Reply Period" -- Has the meaning specified in Section 9.12.

"LIBO Based Rate" -- With respect to any LIBOR Amount, the rate per annum (expressed as a percentage) determined by Administrative Agent to be equal to the sum of (i) the quotient of the LIBO Rate for the LIBOR Amount and Interest Period in question divided by [1 minus the Reserve Requirement] (at Administrative Agent's option, rounded up, if necessary, to the nearest 1/100 of 1%) and (ii) the Applicable Margin.

"LIBO Rate" -- With respect to any Interest Period, the rate per annum for the first day of the Interest Period ("the Reset Date") for deposits in Dollars for a period of the number of months contained in the Interest Period which appears on Dow Jones Page 3750 (or such other display page on the Dow Jones System or otherwise as may replace such Page 3750) as of 11:00 a.m. (London time) on the day that is two (2) Business Days prior to that Reset Date for a period, and in an amount, comparable to such Interest Period and LIBOR Amount in question outstanding during such Interest Period. If such rate does not appear on Dow Jones Page 3750 (or such replacement page), the rate for a Reset Date will be determined by Administrative Agent acting reasonably.

"LIBO Rate Request" -- Borrower's telephonic notice (to be promptly confirmed in writing), to be received by Administrative Agent by 10:00 a.m. (Pittsburgh time) three (3) Business Days prior to the date specified in the LIBO Rate Request for the commencement of the Interest Period (which specified date must be a Business Day), of (a) its intention to have (i) all or any portion of the Principal Amount which is not then the subject of an Interest Period (other than an Interest Period which is terminating on the Business Day specified in the notice) and/or (ii) all or any portion of any advance of proceeds of the Loan evidenced by the Notes which is to be made on the Business Day specified in the notice, bear interest at the LIBO Based Rate and (b) the Interest Period desired by Borrower in respect of the amount specified.

"LIBO Rate Request Amount" -- The amount, to be specified by Borrower in each LIBO Rate Request, which Borrower desires bear interest at the LIBO Based Rate and which shall in no event be less than $1,000,000.

"LIBOR Amount" -- Each portion of the Principal Amount bearing interest at the LIBO Based Rate pursuant to a particular LIBO Rate Request.

"Loan" -- The Direct Costs Loan and Indirect Costs Loan, collectively, and in an amount initially equal to the Loan Amount.

"Loan Amount" -- $220,000,000.

"Loan Budget Amounts" -- The portion of the Loan Amount set forth in Column D on the Project Cost Statement to be advanced for each category of Direct and Indirect Costs.

"Loan Documents" -- This Agreement, the Notes, the Mortgage, the Guaranty, the Indemnity, the Authorization Letter, Uniform Commercial Code financing statements in respect of the Mortgaged Property and any other collateral given as security for the Loan, and any other documents which evidence or secure the Loan.

"Major Lease" -- The Parking Lease and any lease for space in the Improvements containing 10,000 SFGLA or more.

"Major Subcontractor"; "Major Subcontract" -- Any subcontractor or supplier engaged by the General Contractor and any contractor or supplier engaged by Borrower, under one or more contracts or work orders aggregating $2,000,000 or more; any such contract or work order.

"Master Agreement" -- The Master Agreement between Guarantor and the City, dated October 25, 1999 and authorized by City Council Resolution No. 99-8-14 (R) dated August 9, 1999, providing, among other things, for certain payments aggregating up to $22,800,000, plus interest, to Guarantor from tax revenues paid to the City in respect of the TIF District, as Guarantor's interests thereunder have been assigned to and assumed by Borrower (with the City's consent) by instruments dated November 8, 1999.

"Material Adverse Change" -- Either (i) a material adverse change in the status of the business, results of operations, financial condition, property or prospects of Borrower or Guarantor or (ii) any event or occurrence of whatever nature which is likely to (x) have a material adverse effect on the ability of Borrower or Guarantor to perform their respective obligations under the Loan Documents or (y) create, in the sole and absolute judgment (reasonably exercised) of Administrative Agent, a material risk of sale or forfeiture of any of the Mortgaged Property (other than an immaterial portion thereof) or otherwise materially impair the Mortgaged Property or Lenders' rights therein.

"Maturity Date" --July 1, 2003,  subject to extension in accordance with Section
         2.18.

"May" -- The May Department Stores Company, a New York corporation.

"Mercantile -- Collectively, Mercantile Properties, Inc., a Delaware corporation
         (as to an undivided 75% interest), Mercantile Real Estate Co., Inc., a Delaware corporation (as to an undivided 11% interest) and Mercantile Kansas City, Inc., a Delaware corporation (as to an undivided 14% interest).

"Mortgage" -- The deed of trust, assignment of leases and rents and security agreement made to or for the benefit of Administrative Agent, as agent for Lenders, to secure the payment and performance of Borrower's obligations hereunder, under the Notes and otherwise in respect of the Loan, including any sums in addition to the Loan Amount advanced by Lenders for completion of the Improvements.

"Mortgaged Property" -- The Premises and other property constituting the "Mortgaged Property", as said quoted term is defined in the Mortgage.

"Multiemployer Plan" -- Any plan defined as such in Section 3(37) of ERISA.

"Neiman Marcus" -- The Neiman Marcus Group, Inc., a Delaware corporation.

"Net Operating Income" --As of any date of determination, an amount (as determined by Administrative Agent in its sole but reasonable judgment) equal to:

                           (i) the sum,  determined in accordance with GAAP (but
         adjusted for non-cash revenues attributable to straight-lining of rents), of (a) annualized rental income and common area and other expense reimbursements under executed and, if required hereby, approved by Administrative Agent (or deemed approved as provided in Section 6.20) leases of the Improvements, as of such date of determination, plus (b) annualized other income from operating the Premises (excluding income from sales of property), as of such date of determination, plus
         (c) the actual amounts received by Borrower from the City in reimbursement of "Project Costs" under the Master Agreement during the twelve (12)-month period immediately prior to such date of determination;

less

                           (ii) the sum,  determined in accordance with GAAP, of
         (a) in the case of any date of determination falling (x) prior to the opening of the Improvements for business to the public, pro forma operating expenses of the Premises, (y) during the first twelve (12) months following the opening of the Improvements for business to the public, the sum of (A) actual operating expenses of the Premises (including a management fee reasonably acceptable to Administrative Agent), real estate taxes and bad debt expense during the period of operation plus (B) pro forma operating expenses of the Premises for the balance of said twelve (12)-month period or (z) after the first twelve
         (12) months of operation of the Improvements, actual operating expenses of the Premises (including a management fee reasonably acceptable to Administrative Agent), real estate taxes and bad debt expense for the twelve (12)-month period ending with such date of determination plus
         (b) a reserve for tenant improvements and capital expenses in a deemed aggregate amount equal to $220,000.

"Non-Delinquent Lender" -- Each Lender other than the Delinquent Lender(s).

"Note"; "Notes" -- Have the respective meanings specified in Section 2.10.

"Obligations" -- Has the meaning given to such term in the Mortgage.

"Option Parcel" -- The approximately 56.767 acre parcel south of the Premises (across Park Boulevard) described more particularly in that certain Option to Purchase Contract [South Tract] dated March 19, 1997, by and between Guarantor, as

         Purchaser, and Kemp Investment Partnership , Ltd., Randall C. Kemp, Judith Marie Kemp, Elizabeth C. Kemp and Kemp Grandchildren's Trust, collectively, as Seller, as amended by First Amendment to Option to Purchase Contract [South Tract], dated March 17, 2000.

"Parking Lease" -- The Parking  Lease  between  Guarantor  (as Landlord) and the
         City (as Tenant) dated October 25, 1999 and authorized by City Council Resolution No. 99-8-15 (R) dated August 9, 1999, as the Landlord's interests thereunder have been assigned to and assumed by Borrower (with the City's consent) by instruments dated November 8, 1999.

"Participant";  "Participation"  -- Have the  respective  meanings  specified in
         Section 9.13.

"Payment Guaranty" -- The Guaranty of Payment in respect of the Loan, dated the date hereof, from Guarantor to Lenders.

"PBGC" -- The Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

"Pension Plan" -- Any  employee  pension  benefit  plan  within  the  meaning of
         Section 3(2) of ERISA with respect to which Borrower, Guarantor or any ERISA Affiliate at any relevant time has liability or an obligation to contribute.

"Person" -- An individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other entity of whatever nature.

"Plans" -- All final drawings, plans and specifications prepared by Borrower, Borrower's Architects, the General Contractor or Major Subcontractors, and approved by Administrative Agent and the Construction Consultant, which describe and show the labor, materials, equipment, fixtures and furnishings necessary for the construction of the Improvements, including all amendments and modifications thereof made by Change Orders implemented in accordance with Section 6.13 (and also showing minimum grade of finishes and furnishings for all common areas).

"Premises" -- The real property described on Schedule A to the Mortgage and located as indicated on the cover hereof, upon all or part of which the Improvements are to be constructed.

"Premises Documents" -- Has the meaning given to such term in the Mortgage.

"Prime Based Default Rate" -- The rate per annum equal to 4% in excess of the Prime Based Rate.

"Prime   Based  Rate"  -- The  Applicable  Margin  plus the  greater  of (i) the
         Federal Funds Rate plus 1/2 of 1% per annum or (ii) the prime commercial lending rate as announced from time to time by PNC at its principal office (currently located at One PNC Plaza, 249 Fifth Avenue, Pittsburgh, Pennsylvania 15222) as its then prime rate (which rate may not be the lowest rate then being charged to commercial borrowers by PNC); each change in said rates to be effective as of the date of such change.

"Principal Amount" -- At any time, the aggregate outstanding principal amount of the Notes.

"Pro Rata Share" -- With respect to each Lender, the ratio of such Lender's Individual Loan Commitment to the Loan Amount. As of the date hereof, the Lenders' respective Pro Rata Shares are as follows:

         Lender                                                   Pro Rata Share
         ------                                                   --------------

         PNC                                                           31.8182%

         Fleet                                                         31.8182%

         Commerzbank                                                   18.1818%

         Hypo Vereinsbank                                              18.1818%

"Project Cost Statement" -- A statement in the form of EXHIBIT A setting forth, by category, the Direct and Indirect Costs of completion of the Improvements and the Loan Budget Amounts in respect of the Direct Costs Loan and Indirect Costs Loan.

"REA" -- That certain Construction, Operation and Reciprocal Easement Agreement, dated as of February 29, 2000, by and among Borrower, May (as to the Lord & Taylor and Foley's stores), Neiman Marcus, Mercantile and Saks Texas (the obligations of Mercantile thereunder being guaranteed by Dillard and the obligations of Saks Texas thereunder being guaranteed by Saks), which was recorded in the land records of Collin County, Texas on April 17, 2000 in Book 4648, at page 173 (together with any and all leases or other agreements incidental or supplemental thereto) pursuant to which the Improvements (by Borrower) and the Anchor Stores (by the respective Anchors) are to be constructed and operated as an integrated regional shopping center known as The Shops at Willow Bend.

"Regulation D" -- Regulation D of the Board of Governors of the Federal  Reserve
         System.

"Regulatory Change" -- With respect to any Lender and the charging and collecting of interest at the LIBO Based Rate, any change after the date hereof in federal, state or foreign laws or regulations (including Regulation D) or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks including such Lender under any federal, state or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof, excluding any change the effect of which is reflected in a change in the LIBO Based Rate.

"Replacement Lender" -- Has the meaning specified in Section 7.20.

"Required Lenders" -- At any time, those Non-Delinquent Lenders holding at least
         66-2/3% of that portion of the aggregate outstanding principal amount of those of the Notes held by the Non-Delinquent Lenders.

"Requisition" -- A statement  by or on behalf of Borrower in the form of EXHIBIT
         B or other form approved by Administrative Agent setting forth the amount of the Loan advance requested in each instance and including:

               (i)  the Direct and Indirect Cost Statements;

               (ii) the "Contractor's Cost Certification" in the form of EXHIBIT B-1 or other form approved by Administrative Agent;

               (iii) "Payment Receipts/Lien Releases" in respect of the immediately preceding Requisition from all contractors, subcontractors or suppliers in the form of EXHIBIT B-2 or other form approved by Administrative Agent; and

               (iv) proof of payment of all Indirect Costs covered by a previous Requisition.

"Reserve Requirement" -- The rate at which reserves (including any marginal, supplemental or emergency reserves) are actually required to be maintained by any Lender under Regulation D against "Euro-Currency Liabilities", as such quoted term is used in Regulation D. Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves actually required to be maintained by any Lender by reason of any Regulatory Change against (i) any category of liabilities which includes deposits by reference to which the LIBO Based Rate is to be determined as provided in this Agreement or (ii) any category of extensions of credit or other assets which includes loans the interest rate on which is determined on the basis of rates used in determining the LIBO Rate.

"Saks" -- Saks Fifth Avenue, Inc., a New York corporation.

"Saks Texas" -- Saks Fifth Avenue Texas, L.P., a Texas limited partnership.

"SFGLA" -- Square feet of gross leasable area.

"Solvent"-- Means,  when  used with  respect  to any  Person,  that (i) the fair value of the property of such Person, on a going concern basis, is greater than the total amount of liabilities (including, without limitation, contingent liabilities) of such Person, (ii) the present fair saleable value of the assets of such Person, on a going concern basis, is not less than the amount that will be required to pay the probable liabilities of such Person on its debts as they become absolute and matured, (iii)
         such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, (iv) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged and (v) such Person has sufficient resources, provided that such resources are prudently utilized, to satisfy all of such Person's obligations. Contingent liabilities will be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

"Stored Materials Statement" -- A statement in the form of SCHEDULE I-A or other form approved by Administrative Agent which, if advances are to be made for stored materials pursuant to Section 2.05, shall be submitted with, and made a part of, the Direct Cost Statement.

"Substitute Lender" and "Substitution Notice" -- Have the respective meanings specified in Section 3.04.

"TCI"-- Taubman Centers, Inc., a Michigan corporation, Guarantor's managing general partner.

"TIF District" -- The Tax Increment  Financing  Reinvestment Zone No. One of the
         City of Plano, Texas, established by City Ordinance No. 98-11-38 on November 23, 1998, as amended by Ordinance No. 99-1-16 on January 25, 1999, pursuant to Chapter 311 of the Texas Tax Code.

"Title Insurer" -- The issuer(s), approved by Administrative Agent, of the title insurance policy or policies insuring the Mortgage.

"TRG Consolidated Financial Statements" -- The consolidated balance sheet and related consolidated statement of operations, accumulated deficiency in assets and cash flows, and, at year-end only, footnotes thereto, of Guarantor, prepared in accordance with GAAP.

"TRG Credit Facility" -- That certain Secured Revolving Credit Agreement, dated as of June 24, 1999, among Guarantor (as borrower), the banks signatory thereto and UBS AG, Stamford Branch (as administrative agent).

"United States" and "U.S." -- The United States of America.

         Section 1.02. Rules of Construction. Except as expressly provided otherwise, when used in this Agreement (i) "or" is not exclusive, (ii) "hereunder", "herein", "hereof" and the like refer to this Agreement as a whole,
(iii) "Article", "Section", "Schedule" and "Exhibit" refer to Articles, Sections, Schedules and Exhibits of this Agreement, (iv) terms defined in the singular shall have a correlative meaning when used in the plural and vice versa, (v) a reference to a Law includes any amendment, modification or supplement to, or replacement of, such Law and (vi) a reference to a document shall mean such document as the same may be amended, modified or supplemented from time to time in accordance with its terms. The cover page and the Exhibits and Schedules annexed hereto are incorporated as a part of this Agreement with the same effect as if set forth in the body hereof. Any table of contents and all captions and headings herein are for convenience only and shall not affect the interpretation or construction hereof.

         Section 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP, and all financial data required to be delivered hereunder shall be prepared in accordance with GAAP.

         Section 1.04. Computation of Time Periods. Except as otherwise provided herein, in the computation of periods of time in this Agreement from a specified date to a later specified date, the word "from" means "from and including" and words "to" and "until" each means "to but excluding".

                                   Article II

                                 LOAN; ADVANCES

         Section 2.01. Advances Generally. Subject to the provisions of this Agreement, each Lender will advance its Pro Rata Share of, and Borrower will accept, the Loan Amount in installments as follows:

                  The Initial Advance will be made upon the satisfaction of the applicable conditions set forth in Section 4.01, and all subsequent advances shall be made monthly thereafter, upon the satisfaction of the applicable conditions set forth in Section 4.02, in amounts which shall be equal to the aggregate of the Direct and Indirect Costs incurred by Borrower through the end of the period covered by the Requisition less:

                    (a) the greater of (x) 10% (or 5%, in the case of the subcontracts with TJ Lambrect and The Trane Company, and 0% in the case of "General Conditions" and "Contractor's Fee" under the General Contract) of such Direct Costs or (y) the actual "Retained Amounts" specified on the Direct Cost Statement;

                    (b) the total of the Loan advances theretofore made; and

                    (c) Borrower's equity  investment,  as required by paragraph
               (23) of Section 4.01;

         and, at the election of Administrative Agent, less any combination of the following further amounts:

                    (d) all or a portion  of the  amount by which any  Direct or
               Indirect Costs are or are estimated by Administrative Agent to be greater than the respective Loan Budget Amounts (as the same may have been adjusted in accordance with Sections 2.06 or 2.07) for such costs; and/or

                    (e) any  costs  covered  by the  Requisition  not  approved, certified or verified as provided in Section 2.02, any Indirect Costs covered by a previous Requisition for which proof of payment (and, where applicable, Payment Receipts/Lien Releases) has not been received by Administrative Agent, and/or any Direct Costs covered by a previous Requisition for which Payment Receipts/Lien Releases have not been received by Administrative Agent and the Construction Consultant.

At Administrative Agent's option, the amount of each advance shall be a minimum of $1,000,000.

         Section 2.02. Certification and Verification of Costs. Direct Costs are to be certified by the General Contractor or Borrower's supervisor of construction if there is no General Contractor. Verification of the monthly progress and Direct Costs which have been incurred by Borrower from time to time, and the estimated total Direct Costs, shall be conclusively determined by the Construction Consultant in its reasonable discretion, except that both Direct and Indirect Costs are also subject to the reasonable approval of and verification by Administrative Agent from time to time.

         Section 2.03. Procedures for Advances. All advances to Borrower are to be made at Administrative Agent's Office. Borrower shall submit Requisitions to Administrative Agent no later than 10:00 a.m. (Pittsburgh time) on the date which is seven (7) Business Days prior to the date the advance is to be made. Administrative Agent, no later than three (3) Business Days prior to the date a requested advance is to be made, shall (i) notify each Lender either by telephone or by facsimile of the amount requested by Borrower, the amount approved by Administrative Agent, the portion of such advance to be funded by such Lender and the proposed date of such advance and (ii) send to each Lender by facsimile the summary pages of Borrower's Requisition (without attachments except for the Direct and Indirect Cost Statements). Not later than 10:00 a.m. (Pittsburgh time) on the date of each advance, each Lender shall, through its Applicable Lending Office and subject to the conditions of this Agreement, make the amount to be advanced by it on such day available to Administrative Agent, at Administrative Agent's Office and in immediately available funds. The amount so received by Administrative Agent shall, subject to the conditions of this Agreement, be made available to Borrower, by Administrative Agent's wiring said amount to the Building Loan Trust Account.

         Section 2.04. Held-Back Amounts; Termination of Advances. Amounts not advanced pursuant to paragraph (a) of Section 2.01 during the course of construction of the Improvements shall be advanced upon the satisfactory completion of the work to be performed by the contractor, subcontractor or supplier in question, as reasonably determined by Administrative Agent, and Administrative Agent's receipt of a final

Payment Receipt/Lien Release from such contractor, subcontractor or supplier, but in no event shall such advance be made sooner than as specified in the contract in question. Notwithstanding anything to the contrary contained herein,
(a) no proceeds of the Loan shall be advanced to Borrower subsequent to the third anniversary of the date hereof, other than in respect of the Loan Budget Amounts for "Tenant Improvements" and "Tenant Allowances" and in respect of that portion of the Loan Budget Amount for "Major/Anchor Allowances" attributable to Saks, and (b) no proceeds of the Loan shall be advanced to Borrower subsequent to the fourth anniversary of the date hereof, other than in respect of that portion of the Loan Budget Amount for "Major/Anchor Allowances" attributable to Saks.

         Section 2.05. Stored Materials. (a) Lenders shall not make advances of proceeds of the Loan for building materials or furnishings not yet affixed to or incorporated into the Improvements, except for major building materials, equipment and furnishings approved by Administrative Agent which are stored on the Premises and intended to be incorporated into the Improvements pursuant to the Plans, and not until Administrative Agent shall have received (a) invoices or other documentation evidencing the cost of such materials, Borrower's ownership thereof and the release of any right, title or lien in respect thereof by any vendor, (b) evidence that such materials are covered by the insurance policies required by this Agreement and are identified and protected against loss, theft and damage in a manner acceptable to the Construction Consultant and
(c) evidence that advances made by Lenders for any such materials stored on the Premises pursuant to this paragraph do not, at any one time, exceed, in the aggregate, $6,000,000, inclusive of the amount requested.

         (b) Lenders shall from time to time make Loan advances, in accordance with the terms of this Agreement, for major building materials, equipment and furnishings approved by Administrative Agent, which are stored at locations off the Premises acceptable to Administrative Agent prior to their incorporation into the Improvements pursuant to the Plans, provided that, in the case of each such advance, Administrative Agent shall have received (i) such security agreements, financing statements and other documents as it may require sufficient to create, perfect and protect a first lien on said materials, (ii) evidence that said materials are covered by the insurance policies required by this Agreement, (iii) a written statement from the storer of said materials to the effect that the Construction Consultant may inspect said materials at all reasonable times and (iv) evidence that advances made by Lenders for any such materials stored off the Premises pursuant to this paragraph do not, at any one time, exceed, in the aggregate, $4,000,000, inclusive of the amount requested. Each request for an advance of Loan proceeds for materials to be stored off the Premises shall constitute Borrower's representation to Administrative Agent and Lenders that said materials are (1) stored in a designated and secure area, and that said materials will not be moved from the storage site except in connection with their delivery to the Premises and (2) reasonably anticipated to be incorporated into the Improvements within one hundred twenty (120) days of the date of the advance therefor. Borrower covenants to deliver to Administrative Agent within thirty (30) days of any such advance (x) paid bills and original warehouse receipts or other documents of title which correspond to the materials so purchased and stored off-site and (y) a certificate of Borrower to the effect that said materials are owned by Borrower outright, free and clear of all liens other than the lien held by Administrative Agent and that all of the terms of this paragraph have been complied with.

         (c) Notwithstanding the foregoing provisions of this Section, Lenders shall from time to time make advances of Loan proceeds to pay the deposit on account of the purchase price for materials to be stored on or off the Premises pursuant to paragraphs (a) and (b) above, provided, however, that the maximum amount of such advances that may be outstanding at any one time shall not exceed $2,000,000.

         Section 2.06. Owner Contingency Advances. There shall be no advances of the Loan Budget Amounts for "Owner's Contingency" unless mutually agreed by Borrower and Administrative Agent, acting reasonably; provided, however, that
(a) Borrower shall be entitled to advances of the (i) Direct Costs Loan Budget Amount for "Owner's Contingency" up to a maximum of $2,000,000 and (ii) Indirect Costs Loan Budget Amount for "Owner's Contingency" up to a maximum amount of $2,000,000 without Administrative Agent's approval, provided that amounts so advanced are used by Borrower for the payment of Direct or Indirect Costs, as the case may be, the Loan Budget Amounts for which are, in Borrower's reasonable judgment, insufficient and (b) following such time as the Improvements have been satisfactorily completed, lien-free, Borrower shall be entitled to advances of said Loan Budget Amounts to the extent it has actually incurred and paid Costs in respect of completion of the Improvements from its own funds and in excess of amounts advanced hereunder and has provided appropriate evidence of such payment to Administrative Agent.

         Section 2.07. Reallocation of Amounts on Project Cost Statement. If at any time the undisbursed balance of the Loan Budget Amount for any category of cost shown on the Project Cost Statement is, in Administrative Agent's reasonable judgment, excessive, the excess shall, at Borrower's request, be reallocated to any other Loan Budget Amount balance which Administrative Agent reasonably deems to be insufficient or to the Direct Costs Loan Budget Amount for "Owner's Contingency".

         Section 2.08. Certain Limitations on Advances. Notwithstanding anything to the contrary contained herein, Lenders shall have no obligation to advance any portion of the Loan Budget Amount for (a) "Tenant Allowances" unless Administrative Agent shall have received copies, certified to be true and complete, of the leases for space in the Improvements providing for the payment requested and, in the case of all leases which Administrative Agent has the right to approve hereunder or under the Mortgage, Administration Agent shall have approved (or, if applicable, deemed to have approved, at any time) such leases and (b) "Interest on Loan" (i) if, when and to the extent that Administrative Agent, in its sole judgment, reasonably exercised, determines, at any time subsequent to ninety (90) days following the opening of the Improvements for business to the public, that the Improvements are generating, on a cash basis, positive cash flow in excess of Borrower's other usual, reasonable and customary expenses regarding the Premises and/or Improvements or
(ii) if and to the extent that Borrower shall have previously paid any interest under the Notes from sources other than advances hereunder or agreements supplemental hereto. In addition, notwithstanding anything to the contrary contained herein, Lenders shall have no obligation to advance all or any portion of the Loan Budget Amount for "Land Acquisition: Residual Land - Option Parcel" other than in connection with Borrower's acquisition of the Option Parcel and unless

Administrative Agent shall have first received and approved the following with respect to the Option Parcel: (i) an agreement, executed by Borrower and in proper form for recording, spreading the lien of the Mortgage to encumber the Option Parcel, together with related UCC financing statements executed by Borrower and in proper form for filing, (ii) an endorsement to the title policy insuring the Mortgage adding the Option Parcel to the insured premises thereunder with no additional title exceptions other than those approved by Administrative Agent, (iii) a current survey of the Option Parcel conforming to the requirements of paragraph (8) of Section 4.01 (d) with respect thereto, (iv) an appraisal and an environmental site assessment report and reliance letter regarding the Option Parcel, in each case of the types required by paragraphs
(4) and (6), respectively, of Section 4.01 (d) and (v) such other documents, opinions and assurances as Administrative Agent may reasonably request. In connection with the appraisal and environmental site assessment report and reliance letter required by clause (iv) above, Administrative Agent will accept,
(x) in lieu of a new or separate appraisal, the appraisal delivered pursuant to paragraph (4) of Section 4.01 so long as the Option Parcel is acquired by Borrower within twelve (12) months of the date of said appraisal and (y) in lieu of a new or separate environmental site assessment report and reliance letter, the environmental site assessment report and reliance letter delivered pursuant to paragraph (6) of Section 4.01 so long as the Option Parcel is acquired by Borrower on or before September 29, 2000.

         Section 2.09. Nature of Lenders' Obligations; Borrower's Rights and Obligations in Event a Lender Fails to Make an Advance. The obligations of Lenders under this Agreement are several, and no Lender shall be responsible for the failure of any other Lender to fund the portion required to be funded by such other Lender of an advance of the Loan. In cases where a Delinquent Lender fails to fund the portion required to be funded by it of an advance and (x) none of the other Lenders elects to be an Electing Lender pursuant to Section 7.16 and to fund the Delinquent Lender's share of the advance and (y) Borrower is unable to procure a Replacement Lender in accordance with Section 7.20, the obligation of the Non-Delinquent Lenders to fund their respective portions of such advance and each subsequent advance shall be conditioned on (i) Borrower's committing in writing to Lenders, prior to any such advance, that it will fund the entire Delinquency Amount and (ii) Borrower's submitting satisfactory evidence to Administrative Agent, at the time of each advance, that Borrower and/or Guarantor have paid, from their own funds, a portion of the Direct and Indirect Costs that are the subject of such advance in an amount equal to the Delinquent Lender's portion of such advance.

         Section 2.10. Notes. The Loan shall be evidenced by notes of Borrower in the form of EXHIBIT G, duly completed and executed by Borrower (one for each Lender in an amount equal to such Lender's Individual Loan Commitment, payable for the account of such Lender's Applicable Lending Office), in an aggregate principal amount equal to the Loan Amount (such notes, as the same may hereafter be amended, modified, extended, severed, assigned, substituted, renewed or restated from time to time (including, without limitation, any substitute notes pursuant to Section 3.04, 7.16, 7.20 or 9.13), each, a "Note" and collectively, the "Notes"). The Notes shall mature, and all outstanding principal and other sums thereunder shall be paid in full, on the Maturity Date, as the same may be accelerated or extended.

         In case of any loss, theft, destruction or mutilation of any Lender's Note, Borrower shall, upon its receipt of an affidavit of an officer of such Lender as to such loss, theft, destruction or mutilation and an appropriate indemnification, execute and deliver a replacement Note to such Lender in the same principal amount and otherwise of like tenor as the lost, stolen, destroyed or mutilated Note.

         Section 2.11. Payments and Distributions; Certain Consequences of Delinquent Lender Status. Borrower shall make each payment under this Agreement and under the Notes not later than 11:00 a.m. (Pittsburgh time) on the date when due in Dollars to Administrative Agent at Administrative Agent's Office in immediately available funds. Administrative Agent will thereafter, by 4:00 p.m. on the day of its receipt of each such payment (assuming receipt by 11:00 a.m.), cause to be distributed to each Lender such Lender's appropriate share (based upon the respective outstanding principal amounts of the Notes and the respective rates of interest thereunder) of the payments of principal and interest, and its appropriate share of the payments of other sums, in like funds for the account of such Lender's Applicable Lending Office.

         Except to the extent otherwise provided in this Agreement, whenever any payment to be made under this Agreement or under the Notes is due on any day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such first extension of time shall in such case be included in the computation of the payment of interest and, if applicable, fees, as the case may be.

         Notwithstanding the foregoing provisions of this Section, (i) Administrative Agent shall make no payment to a Delinquent Lender until the Non-Delinquent Lenders have been paid in full all outstanding principal, accrued and unpaid interest and any other sums owing to them under the Loan Documents, it being understood that payments of interest on account of the outstanding principal amount of the Note held by the Delinquent Lender shall be held by Administrative Agent in a non-interest bearing account and not distributed to the Delinquent Lender until such time as all principal, interest and other sums due to the Non-Delinquent Lenders have been paid in full, (ii) any payments (other than interest, as provided in clause (i) above) which would otherwise be due a Delinquent Lender shall be distributed to the Non-Delinquent Lenders until such time as all principal, interest and other sums due to the Non-Delinquent Lenders have been paid in full (except that any such amounts otherwise due a Delinquent Lender received by Administrative Agent during an Election Period shall be retained by Administrative Agent until the expiration of the Election Period and either paid to the Delinquent Lender, if the delinquency is cured, or paid to the Non-Delinquent Lenders, if the delinquency is not cured) and (iii) Administrative Agent shall deduct, from amounts due (or, in the case of a Delinquent Lender, amounts that would otherwise be payable to such Delinquent Lender being held by Administrative Agent pursuant to clause (i) above) a Lender in default under its obligations under Section 7.05, the amount owing by such Lender pursuant to said Section 7.05 and pay the amount so deducted to itself, the other Lenders, or such other party as is entitled to such amount, as applicable.

         Notwithstanding anything to the contrary contained in this Agreement or the Delinquent Lender's Note, to the extent a Delinquent Lender is obligated under this

Agreement to advance Loan proceeds in respect of interest on the Notes, and fails to do so, and such amount is not funded by a Replacement Lender or Electing Lender, such portion of the interest on the Delinquent Lender's Note (i.e., the interest on the Delinquent Lender's Note that, absent the Delinquent Lender's delinquency, would have been paid by advances from the Loan Budget Amount for "Interest on Loan", until the same was fully disbursed) shall accrue and payment thereof shall be deferred until the Maturity Date (whether as stated or by acceleration or otherwise), it being understood that the maximum amount of interest that may be so deferred shall be the undisbursed portion of the Delinquent Lender's portion of the Loan Budget Amount for "Interest on Loan".

         If,  following  such time as all  amounts  owing  under the Loan to the
Non-Delinquent  Lenders  and  Administrative  Agent  have  been  paid  in  full,
Administrative  Agent is holding  funds in  respect  of  amounts  payable to the
Delinquent Lender as provided in the third paragraph of this Section, Administrative Agent shall file an interpleader action in any appropriate court of general jurisdiction located in New York or Pennsylvania and shall deposit the funds so held (less a sum equal to Administrative Agent's reasonable fees and expenses in connection with said interpleader action and deposit) with said court and Administrative Agent shall thereupon be relieved of responsibility to any party with respect to the funds deposited. Each Delinquent Lender hereby jointly and severally agrees to reimburse Administrative Agent for all costs and expenses that Administrative Agent may incur in connection with the foregoing interpleader action. Nothing in this Section is intended to limit Borrower's rights and claims against a Delinquent Lender.

         Except as provided above in this Section and in Section 7.16, each Lender's interest in the Loan shall be of equal priority with the interest of each other Lender.

Section 2.12. Interest. Borrower shall have the option, subject to the terms and conditions set forth in this Agreement, of paying interest on the Principal Amount or portions thereof at the Prime Based Rate or the LIBO Based Rate. If Borrower desires the application of the LIBO Based Rate, it shall submit a LIBO Rate Request to Administrative Agent, which LIBO Rate Request shall be irrevocable, subject to Borrower's right to convert the rate of interest payable under the Notes with respect to any LIBOR Amount from the LIBO Based Rate to the Prime Based Rate as provided in Section 2.14. Administrative Agent shall, on the day of its receipt of the LIBO Rate Request from Borrower, notify each Lender by either telephone or by facsimile of the specified LIBOR Amount and the amount of the Lender's portion thereof, the Interest Period and date of commencement thereof, and the interest rate applicable to such LIBOR Amount. Each LIBO Rate Request shall be applicable to the Notes in accordance with the Lenders' respective Pro Rata Shares, so that, barring a conversion or suspension of the LIBO Based Rate by one or more, but not all, Lenders, pursuant to Article III, the outstanding principal amounts of each of the Notes shall contain segments bearing interest at the Prime Based Rate and/or LIBO Based Rate(s) under particular Interest Period(s), each of which segments shall correspond to a proportional segment of the outstanding principal amount of every other Note. Notwithstanding the foregoing, if a Lender shall fail to fund the portion it is required to fund of any advance of the Loan and an Electing Lender shall commit to fund the Delinquency Amount pursuant to
Section 7.16, then from and after the time of the first disbursement of the Delinquency Amount by the Electing Lender, (i) in the case of a LIBO Rate Request with respect to an advance, such LIBO Rate Request shall be applicable to the Notes in accordance with the respective portions of such advance made by the Lenders; (ii) in the case of a LIBO Rate Request with respect to a portion of the Principal Amount bearing interest at the Prime Based Rate to be converted to the LIBO Based Rate, such LIBO Rate Request shall be applicable to the Notes ratably in accordance with the portions of the outstanding principal balances under the respective Notes bearing interest at the Prime Based Rate; and (iii) in the case of a LIBO Rate Request with respect to an existing LIBOR Amount that is to be the subject of a new Interest Period, such LIBO Rate Request shall be applicable to the Notes ratably in accordance with the respective portions of such existing LIBOR Amount allocable to the respective Notes. In the event that Borrower fails to submit a LIBO Rate Request with respect to a LIBOR Amount not later than 10:00 a.m. (Pittsburgh time) three (3) Business Days prior to the last day of the relevant Interest Period, the LIBOR Amount in question shall bear interest, commencing at the end of such Interest Period, at the Prime Based Rate.

         Interest shall be computed on an actual/360-day basis (i.e., interest for each day during which any portion of the Principal Amount is bearing interest at a particular interest rate per annum shall be computed at such rate divided by 360).

         Borrower shall pay interest on the Principal Amount to Administrative Agent for the account of Lenders. Interest on the Principal Amount shall be payable, in arrears, monthly on the first day of the first month following the Initial Advance and on the first day of each month thereafter until the Notes are repaid in full.

         Section 2.13. Limitation on Number of Interest Periods. Borrower shall not have the right to have more than five (5) Interest Periods, in the aggregate, in respect of the Loan in effect at any one time, whether or not any portion of the Principal Amount is then bearing interest at the Prime Based Rate.

         Section 2.14. Conversions of Interest Rate. Provided there exists no Event of Default, Borrower shall have the right to convert, from time to time, the rate of interest payable under the Notes with respect to any portion of the Principal Amount to the LIBO Based Rate or the Prime Based Rate, subject to the terms of this Agreement (including, without limitation, the payment of all amounts due in connection with any such conversion from the LIBO Based Rate on a date other than the last day of an applicable Interest Period) and provided that, in the case of a conversion from the LIBO Based Rate, the entire LIBOR Amount is the subject of the conversion. Conversions shall be accomplished (i) in the case of a conversion from the Prime Based Rate to the LIBO Based Rate, by Borrower's submission of a LIBO Rate Request in accordance with Section 2.12 or
(ii) in the case of a conversion from the LIBO Based Rate to the Prime Based Rate, by Borrower's request to Administrative Agent by telephone (to be promptly confirmed in writing), to be received by Administrative Agent at least three (3) Business Days prior to the date specified for such conversion, specifying the LIBOR Amount with respect to which the interest rate is to be converted and the date of the conversion. On the date of its receipt of such request, Administrative Agent shall notify each Lender thereof either by telephone or by facsimile.

         Section 2.15. Inapplicability of LIBO Based Rate. Any portion of the Principal Amount to which the LIBO Based Rate is not or cannot pursuant to the terms of this Agreement be applicable shall bear interest at the Prime Based Rate. Upon the occurrence of an Event of Default, the entire Principal Amount shall, at the option of Administrative Agent, immediately and without notice to Borrower, bear interest at the Prime Based Rate. In addition, during the existence of an Event of Default, Borrower shall have no right to submit a LIBO Rate Request with respect to any LIBOR Amount for which the current Interest Period is expiring. The foregoing provisions shall not be construed as a waiver by Lenders of their right to pursue any other remedies available to them under the Mortgage or any other Loan Document nor shall they be construed to limit in any way the application of the Default Rate as provided in the Mortgage.

         Section 2.16. Late Payment Premium. Borrower shall, at Administrative Agent's option, pay to Administrative Agent for the account of Lenders a late payment premium in the amount of 4% of any payments of principal (other than principal at maturity) or interest under the Loan made more than fifteen (15) days after the due date thereof, which late payment premium shall be due with any such late payment. Such late charge (i) represents the reasonable estimate of Borrower and Lenders of a fair average compensation for the loss that may be sustained by Lenders due to the failure of Borrower to make timely payments and
(ii) shall be paid without prejudice to the right of Lenders to collect any other amounts provided herein or in the other Loan Documents to be paid or to exercise any other remedies under the Loan Documents.

         Section 2.17. Voluntary  Prepayments.   Borrower may, upon at least ten
(10) Business Days' notice to Administrative Agent, prepay the Principal Amount, in whole or part, without premium or penalty; provided, however, that (i) any partial prepayment under this Section shall be in a principal amount of not less than $1,000,000 and an integral multiple of $100,000, (ii) prepayment of a LIBOR Amount other than on the last day of the applicable Interest Period shall be subject to the provisions of Section 3.03 and (iii) each prepayment under this Section shall include all interest accrued on the amount of principal prepaid (and all late charges and other sums that may be payable) through the date of prepayment. Amounts prepaid may not be reborrowed. In connection with the foregoing, Administrative Agent shall notify (by telephone or by fax) Lenders on the next Business Day following its receipt of a notice of prepayment from Borrower.

         Section 2.18. Extension(s) of Maturity Date. Provided there exists no Default or Event of Default, Borrower shall have the option, exercisable twice, to extend the Maturity Date for a period of one (1) year, subject in each case (unless otherwise indicated), to (i) Administrative Agent's receipt of (w) evidence that the operating covenants of the Anchors under the REA remain in full force and effect, (x) a written request from Borrower for such extension between thirty (30) and ninety (90) days prior to the Maturity Date to be extended, (y) no later than one day prior to the Maturity Date to be extended, an extension fee, for the account of Lenders, in the amount of .20% (in the case of the first extension) and .25% (in the case of the second extension) of the Commitment Amount as of the Maturity Date to be extended and (z) such note extension agreement(s) as Administrative Agent may reasonably require and (ii) Administrative

Agent's determination (which shall be conclusive so long as made on a reasonable basis) that, as of the Maturity Date to be extended, (1) Guarantor is in compliance with the covenants set forth in paragraphs 9 and 10 of the Payment Guaranty, (2) the Improvements and the Anchor Stores (other than unleased tenant space in the Improvements, the Saks' Anchor Store and minor "punch-list" items) have been satisfactorily completed (and, in the case of the Improvements, are lien-free) in accordance with this Agreement (3) at least 70% (in the case of the first extension) and 80% (in the case of the second extension) of the total SFGLA in the Improvements is covered by executed leases pursuant to which the tenants thereunder are in occupancy and which have an unexpired term of one (1) year or more, (4) for the first extension only, the Commitment Amount does not exceed 65% of the "as-is" value of the Premises (as reflected in an update to the appraisal delivered pursuant to Section 4.01(4), which updated appraisal shall be commissioned by Administrative Agent at Borrower's expense) and (5) Debt Service Coverage is at least 1.25 (in the case of the first extension) and
1.40 (in the case of the second extension), as of the date immediately prior to the Maturity Date to be extended; provided, however, that the foregoing loan-to-value and Debt Service Coverage conditions set forth in clauses (4) and
(5) above shall be deemed satisfied if Borrower makes a partial prepayment of the Principal Amount on or before the Maturity Date to be extended in an amount such that the requisite loan-to-value or Debt Service Coverage, each recomputed based on the reduced Commitment Amount, is attained.

         Section 2.19. Required Amortization During Extension Term(s). If the original Maturity Date is extended by Borrower for one (1) year pursuant to the first exercise of its option to extend in accordance with the provisions of
Section 2.18, then, commencing on the first day of the second month following such first extension, and on the first day of each month thereafter until the extended Maturity Date, Borrower shall, and hereby covenants and promises to, make monthly payments in reduction of the Principal Amount. The amount of such principal payments shall be computed in accordance with a twenty-five (25)-year fully amortizing, constant payment mortgage schedule based on the Commitment Amount at the time of the first such payment date and an assumed per annum interest rate of 2% in excess of the percentage yield to maturity of the then "on-the-run" ten (10)-year United States Treasury Note. If the Maturity Date is further extended by Borrower for another year pursuant to the second exercise of its option to extend in accordance with the provisions of Section 2.18, then, commencing on the first day of the second month following such second extension, and on the first day of each month thereafter until the further extended
Maturity  Date,  Borrower  shall,  and hereby  covenants  and  promises to, make adjusted monthly payments in reduction of the Principal Amount. The amount of such adjusted monthly payments shall be computed in accordance with a twenty-four (24)-year, fully-amortizing, constant payment mortgage schedule based on the Commitment Amount at the time of the first such payment date and an assumed per annum interest rate of 2% in excess of the percentage yield to maturity of the then "on-the-run" ten (10)-year United States Treasury Note.

         Section 2.20. Interest Rate Reduction. Provided there exists no Default or Event of Default, the Applicable Margin with respect to the Prime Based Rate and the

LIBO Based Rate shall be reduced to (i) .20% per annum and 1.70% per annum, respectively, upon Administrative Agent's determination (which shall be conclusive so long as made on a reasonable basis) that Debt Service Coverage is at least 1.25 and (ii) .00% per annum and 1.55% per annum, respectively, upon
(x) Administrative Agent's receipt of evidence that the operating covenants of the Anchors under the REA remain in full force and effect and (y) Administrative Agent's determination (which shall be conclusive so long as made on a reasonable basis) that (1) Guarantor is in compliance with the covenants set forth in paragraphs 9 and 10 of the Payment Guaranty, (2) the Improvements and the Anchor Stores (other than unleased tenant space in the Improvements, the Saks' Anchor Store and minor "punch-list" items) have been satisfactorily completed (and, in the case of the Improvements, are lien-free) in accordance with this Agreement,
(3) at least 80% of the total SFGLA in the Improvements is covered by executed leases pursuant to which the tenants thereunder are in occupancy and which have an unexpired term of one (1) year or more and (4) Debt Service Coverage is at least 1.40. Administrative Agent's determination of Debt Service Coverage and Guarantor's financial covenant compliance and of the satisfaction of the other conditions, all as set forth above, shall be made within thirty (30) Business Days of Administrative Agent's receipt from Borrower of sufficiently detailed financial data and calculations. Interest rate reductions for which Borrower qualifies pursuant to this Section shall be retroactive to the date on which Administrative Agent shall have received the financial data and calculations as aforesaid.

                                  Article III

                             YIELD MAINTENANCE ETC.

         Section 3.01. Additional Costs and Other Effects of Regulatory Changes. Borrower shall pay directly to a Lender, promptly upon demand, such amounts as are necessary to compensate such Lender for Additional Costs resulting from any Regulatory Change which (i) subjects such Lender to any tax, duty or other charge with respect to the Loan or its Note, or changes the basis of taxation of any amounts payable to such Lender under the Loan or its Note (other than taxes imposed on the overall net income of such Lender or of its Applicable Lending Office by the jurisdiction in which such Lender's principal office or such Applicable Lending Office is located), (ii) imposes, modifies or deems applicable any reserve (other than to the extent the Reserve Requirement is taken into account in determining the LIBO Based Rate at the commencement of the applicable Interest Period), special deposit or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender, (iii) imposes on such Lender or, in the case of LIBOR Amounts, on the London interbank market, any other condition affecting the Loan or its Note, or any of such extensions of credit or liabilities or (iv) imposes any capital adequacy requirements on such Lender by virtue of the Loan or the Notes. Such Lender will notify Borrower (with a copy to Administrative Agent) of any event occurring after the date hereof which would entitle it to compensation pursuant to this paragraph as promptly as practicable after it obtains knowledge thereof and determines to request such compensation, and will designate a different Applicable Lending Office for those portions of the Loan affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in such Lender's sole opinion, be disadvantageous to it, provided that such Lender shall have no obligation to so designate an Applicable Lending Office located in the United States.

         Without limiting the effect of the immediately preceding paragraph, in the event that, by reason of any Regulatory Change, (i) a Lender incurs Additional Costs based on or measured by the excess above a specified level of the amount of (1) a category of deposits or other liabilities of such Lender which includes deposits by reference to which the LIBO Rate is determined as provided in this Agreement and/or (2) a category of extensions of credit or other assets of such Lender which includes loans the interest on which is determined on the basis of rates referred to in the definition of "LIBO Rate" in
Section 1.01, (ii) a Lender becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold or (iii) it shall be unlawful or impossible for a Lender to make or maintain its Pro Rata Share of the Loan (or any portion thereof) at the LIBO Based Rate, then such Lender's obligation to make or maintain its Pro Rata Share of the Loan (or portions thereof) at the LIBO Based Rate (and Borrower's right to request the same) shall be suspended and such Lender shall give notice thereof to Borrower (with a copy to Administrative Agent) and, upon the giving of such notice, interest payable on the affected Note shall be converted to the Prime Based Rate, unless such Lender may lawfully continue to maintain its Pro Rata Share of the Loan (or any portion thereof) then bearing interest at the LIBO Based Rate to the end of the current Interest Period(s), at which time the interest rate on the affected Note shall convert to the Prime Based Rate. If subsequent to any conversion to the Prime Based Rate as provided above such Lender determines that such Regulatory Change has ceased to be in effect, such Lender will so notify Borrower (with a copy to Administrative Agent), and Borrower may convert the rate of interest payable under the affected Note with respect to those portions of the Principal Amount bearing interest at the Prime Based Rate to the LIBO Based Rate by submitting a LIBO Rate Request in respect thereof and otherwise complying with the provisions of this Agreement with respect thereto.

         No Lender shall be entitled to any compensation pursuant to this Section relating to any period more than ninety (90) days prior to the date notice thereof is given to Borrower by such Lender.

         Determinations by each Lender of the existence or effect of any Regulatory Change on its costs of making or maintaining its Pro Rata Share of the Loan, or portions thereof, at the LIBO Based Rate, or on amounts receivable by it in respect thereof, and of the additional amounts required to compensate such Lender in respect of Additional Costs, shall be conclusive so long as made on a reasonable basis.

         Section 3.02. Limitations on Availability of LIBO Based Rate. Anything herein to the contrary notwithstanding, if, at the time of or prior to the determination of the LIBO Based Rate in respect of any LIBO Rate Request Amount as provided in this Agreement, (i) Administrative Agent determines (which determination shall be conclusive so long as made on a reasonable basis) that by reason of circumstances affecting the London interbank market generally, adequate and fair means do not or will not exist for determining the LIBO Based Rate applicable to an Interest Period or (ii) a Lender determines (which determination shall be conclusive so long as made on a reasonable basis) that the LIBO Rate will not accurately reflect the cost to such Lender of making or maintaining its Pro Rata Share of the Loan (or any portion thereof) at the LIBO Based Rate, then Administrative Agent, in the case of the circumstances described in clause (i) above, or such Lender, in the case of the circumstances described in clause (ii) above, shall give Borrower prompt notice thereof (with a copy to Administrative Agent in the case of the notice from such Lender), and the LIBO Rate Request Amount in question, in the case of the circumstances described in clause (i) above, or such Lender's portion thereof, in the case of the circumstances described in clause (ii) above, shall bear interest, or continue to bear interest, as the case may be, at the Prime Based Rate. If at any time subsequent to Administrative Agent's or such Lender's giving of such notice, Administrative Agent or such Lender, as the case may be, determines that because of a change in circumstances the LIBO Based Rate is again available to Borrower, Administrative Agent or such Lender, as the case may be, shall so notify Borrower (with a copy to Administrative Agent, in the case of the notice from such Lender) and Borrower may convert the rate of interest payable under the Notes or such Lender's Note, as the case may be, from the Prime Based Rate to the LIBO Based Rate by submitting a LIBO Rate Request in respect thereof and otherwise complying with the provisions of this Agreement with respect thereto.

         Section 3.03. Certain Compensation. Borrower shall pay directly to a Lender, immediately upon request and notwithstanding contrary provisions contained in the Mortgage or other Loan Documents, such amounts as shall, in the judgment of such Lender (which shall be conclusive so long as made on a reasonable basis), compensate it for any loss, cost or expense incurred by it as a result of (i) any payment or prepayment (under any circumstances whatsoever, whether voluntary or involuntary) of any portion of the Principal Amount bearing interest at the LIBO Based Rate on a date other than the last day of an applicable Interest Period, (ii) the conversion (for any reason whatsoever, whether voluntary or involuntary) of the rate of interest payable under such Lender's Note from the LIBO Based Rate to the Prime Based Rate with respect to any portion of the Principal Amount then bearing interest at the LIBO Based Rate on a date other than the last day of an applicable Interest Period, (iii) the failure of all or a portion of an advance of the Loan which was to have borne interest at the LIBO Based Rate pursuant to a LIBO Rate Request to be made or
(iv) the failure of Borrower to borrow, continue or convert in accordance with a LIBO Rate Request submitted by it, which amounts shall include, without limitation, an amount equal to the present value (using as a discount rate the rate at which interest is computed pursuant to clause (y) below) of the excess, if any, of (x) the amount of interest that would have accrued at the LIBO Based Rate on the amount so prepaid, converted, not advanced or not borrowed, continued or converted, as the case may be, for the period from the date of occurrence to the last day of the applicable Interest Period over (y) the amount of interest (as determined in good faith by such Lender) that such Lender would have paid to Borrower (and other customers) on a Euro-Dollar deposit placed by such Lender with leading banks in the London interbank market for an amount comparable to the amount so prepaid, converted, not advanced or not borrowed, continued or converted, as the case may be, for the period from the date of occurrence to the last day of the applicable Interest Period.

         Section 3.04. Substitution of Lenders. If any Lender (an "Affected Lender") (i) makes demand upon Borrower for (or if Borrower is otherwise required to pay) Additional Costs pursuant to Section 3.01 or (ii) gives notice to Borrower that such Lender is unable to make or maintain its Pro Rata Share of the Loan at the LIBO Based Rate as a result of a condition described in clause
(ii) of Section 3.02 or in the second paragraph of Section 3.01, Borrower may, within ninety (90) days of receipt of such demand or notice, as the case may be, give notice (a "Substitution Notice") to Administrative Agent and to each Lender of its intention to replace such Affected Lender with another financial institution (the "Substitute Lender") designated in such Substitution Notice. If, within thirty (30) days of Administrative Agent's receipt of such Substitution Notice, (x) Administrative Agent shall notify Borrower and each Lender in writing that the Substitute Lender is reasonably satisfactory to the Required Lenders and (y) the Affected Lender shall not agree to waive the payment of the Additional Costs in question or the effect of the circumstances described in clause (ii) of Section 3.02 or in the second paragraph of Section 3.01, then the Affected Lender shall, so long as no Default shall exist, assign its Note and all of its rights and obligations under this Agreement to the Substitute Lender, and the Substitute Lender shall assume all of the Affected Lender's rights and obligations, pursuant to an agreement, substantially in the form of an Assignment and Assumption Agreement, executed by the Affected Lender and the Substitute Lender. In connection with such assignment and assumption, the Substitute Lender shall pay to the Affected Lender an amount equal to the outstanding principal amount under the Affected Lender's Note plus all interest accrued thereon, plus all other amounts, if any (other than the Additional Costs in question), then due and payable to the Affected Lender with respect to the Loan; provided, however, that prior to or simultaneously with any such assignment and assumption, Borrower shall have paid to such Affected Lender all amounts properly demanded and unreimbursed under this Article III. Upon the effective date of such assignment and assumption and the payment by the Substitute Lender to Administrative Agent of a fee, for Administrative Agent's own account, in the amount of $3,500, the Substitute Lender shall become a party to this Agreement and shall have all the rights and obligations of a Lender as set forth in such Assignment and Assumption Agreement, and the Affected Lender shall be released from its obligations hereunder, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this Section, a note shall be issued to the Substitute Lender by Borrower, in substitution for the Affected Lender's Note, and the Affected Lender shall return its Note to Borrower. Such substitute note shall constitute a "Note", and the obligations evidenced by such substitute note shall be secured by the Mortgage. In connection with Borrower's execution of such substitute note as aforesaid, Borrower shall deliver to Administrative Agent such evidence of the due authorization, execution and delivery of the substitute note and any related documents as Administrative Agent may reasonably request. If the Substitute Lender is not incorporated under the Laws of the United States or a state thereof, it shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to Borrower and Administrative Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 7.13.

         Borrower, Administrative Agent and Lenders shall execute such modifications to the Loan Documents as shall, in the reasonable judgment of Administrative Agent, be necessary or desirable in connection with the substitution of Lenders in accordance with the foregoing provisions of this Section.

                                   Article IV

                              CONDITIONS PRECEDENT

         Section 4.01. Conditions Precedent to Initial Advance. Lenders shall not be obligated to make the Initial Advance until the following conditions shall have been satisfied:

               (a) There shall exist no Default or Event of Default;

               (b) The representations and warranties made to Administrative Agent or Lenders herein, in the other Loan Documents and in any other document, certificate or statement executed or delivered to Administrative Agent or Lenders in connection with the Loan shall be true and correct on and as of the date of the Initial Advance with the same effect as if made on such date;

               (c) The Improvements, if any, shall not have been materially injured or damaged by fire or other casualty unless Administrative Agent shall have received, for the account of Lenders, insurance proceeds sufficient in the judgment of the Construction Consultant to effect the satisfactory restoration of the Improvements and to permit completion of the Improvements prior to the Completion Date;

               (d) Administrative Agent shall have received and approved each of the following:

                    (1) Fees and  Expenses.  (i) Those fees  required by the Fee
               Letter to be paid by Borrower/Guarantor on or before the date hereof and (ii) all fees and expenses incurred by Administrative Agent (including, without limitation, the reasonable fees and expenses of counsel, the Construction Consultant, environmental and insurance consultants, and the preparer of the appraisal required by paragraph (4) below);

                    (2) Loan Documents and Fee Letter.  This Agreement,  each of the other Loan Documents and the Fee Letter, duly executed by the parties thereto, and, where applicable, duly acknowledged and in proper form for recording or filing, as the case may be, and all necessary or desirable recordings and filings shall have been duly made;

                    (3) Financial Statements. Current unaudited financial statements of Borrower, certified by an appropriate financial officer, and audited TRG Consolidated Financial Statements (each as of and for the year ended December 31, 1999) and such other financial data (including, without limitation, current financial statements of the General Contractor) as Administrative Agent shall require;

                    (4) Appraisal. A written appraisal of the Premises and Improvements, and also covering the Option Parcel, prepared by an independent appraiser engaged by Administrative Agent on behalf of Lenders at Borrower's sole cost and expense, prepared in compliance with all applicable regulatory requirements and being also subject to Administrative Agent's customary independent appraisal requirements;

                    (5)  Insurance  Policies.   The   policies/certificates   of
               insurance required by the Mortgage, together with evidence of the payment of the premiums therefor;

                    (6) Hazardous Materials  Report/Reliance  Letter. A detailed environmental site assessment report regarding each of the Premises and the Option Parcel (with accompanying "reliance letter") by a properly qualified engineer;

                    (7) Title Policy. A paid title insurance policy (or policies), dated the date of the Initial Advance, in the amount of the Mortgage, in the standard form promulgated by the Texas Department of Insurance and approved by Administrative Agent, issued by the Title Insurer, which shall insure the Mortgage to be a valid lien on Borrower's interests in the Premises free and clear of all defects and encumbrances except those previously received and approved by Administrative Agent, and shall contain, to the extent available in Texas:

                         (i) full coverage  against  mechanics' liens (filed and
                    inchoate),

                         (ii) a reference to the survey (with the standard Texas
                    survey exception), but no other survey exceptions except those theretofore approved by Administrative Agent,

                         (iii) such affirmative insurance and endorsements which
                    are   available  in  Texas  as   Administrative   Agent  may
                    reasonably require, and

                         (iv) a pending disbursements clause in the form prescribed by the Texas Department of Insurance, and an undertaking by the Title Insurer to provide periodic updates of the state of title to the Premises as requested by Administrative Agent;

               and shall be accompanied by such reinsurance agreements between the Title Insurer and title companies approved by Administrative Agent, in the facultative reinsurance form promulgated by the Texas Department of Insurance, as Administrative Agent may require;

                    (8) Survey. A current ALTA/ACSM survey of the Premises, certified to Administrative Agent and the Title Insurer, showing:

                         (i) the  location of the  perimeter  of the Premises by
                    courses and distances,

                         (ii) all  easements,  rights-of-way,  and utility lines
                    referred to in the title policy required by this Agreement or which actually service or cross the Premises (with instrument, book and page number indicated),

                         (iii) the lines of the streets  abutting  the  Premises
                    and the width thereof, and any established building and setback lines,

                         (iv) encroachments and the extent thereof upon the Premises,

                         (v) locations of all portions (with the acreage thereof
                    also identified) of the Premises, if any, which are located in an area designated as a "flood prone area", as defined by the U.S. Department of Housing and Urban Development pursuant to the Flood Disaster Protection Act of 1973,

                         (vi) the  Improvements to the extent  constructed,  and
                    the relationship of the Improvements by distances to the perimeter of the Premises, established building, setback and street lines, and

                         (vii) if the Premises are described as being on a filed
                    map, a legend relating the survey to said map;

                    (9) Leases and Premises  Documents.  Certified copies of the
               Parking Lease and all other executed leases in respect of the Premises, accompanied by (i) executed notice-of-assignment letters in the form of EXHIBIT F in respect thereof and (ii) estoppel certificates and subordination and attornment agreements (on a "best efforts" basis), in form acceptable to Administrative Agent, in respect of such leases as Administrative Agent may require; a certified copy of the standard form of lease Borrower will use in connection with the leasing of space in the Improvements; and certified copies of the REA, the Master Agreement and all other Premises Documents, together with estoppel certificates from the Anchors, the City and all other parties to any thereof;

                    (10) Counsel Opinions. Favorable opinions of Borrower's counsel and local counsel as to such matters as may be reasonably requested by Administrative Agent;

                    (11)  Partnership  Documents.   For  each  of  Borrower  and
               Guarantor:

                         (i) certified  copies of its  certificate and agreement
                    of limited partnership, with all amendments thereto, and certificates of the Secretary of State of Texas and of Delaware as to its good standing in such jurisdictions,

                         (ii) certified copies of all documents evidencing partnership action taken by it authorizing the execution, delivery and performance of the Loan Documents and each other document to be delivered by it or on its behalf pursuant to this Agreement, and

                         (iii) a certificate  of the secretary of TCI certifying
                    the names, offices and true signatures of each individual authorized to sign on behalf of Borrower and Guarantor;

                    (12) Requisition. A Requisition for the Initial Advance, together with proof of payment of, or unpaid invoices for, any Indirect Costs included therein;

                    (13) Permits and Approvals. Copies of any and all authorizations (including plot plan and subdivision approvals, zoning variances, water, sewer, building and other permits) required by Governmental Authorities or otherwise necessary for the construction, use, occupancy and operation of the Premises and/or Improvements for the purposes contemplated by the Plans in accordance with all applicable Laws;

                    (14) Management and Leasing Contract.  A copy,  certified to be true and complete, of its agreement with The Taubman Company Limited Partnership providing for the management, maintenance, operation and leasing of the Premises and Improvements, together with such collateral assignment or "will-serve" letter in respect thereof as Administrative Agent may require;

                    (15) Chattel  Searches.  UCC searches  against  Borrower and advice from the Title Insurer to the effect that searches of proper public records disclose no leases of personalty or financing statements filed or recorded against the Premises or Borrower;

                    (16) Interest Rate Protection and Assignment. A fully executed counterpart of an interest rate protection agreement between Borrower and a financial institution acceptable to
               Administrative Agent, at a rate, for a term and otherwise on terms and conditions reasonably satisfactory to Administrative Agent, in an accreting notional amount (increasing as advances of Loan proceeds are made hereunder) up to $147,000,000, together with an assignment of Borrower's rights thereunder to Administrative Agent as security for the Loan, which assignment shall be acknowledged and consented to by said financial institution;

                    (17) Plans, Etc. A complete set of the Plans and copies of a soil-engineer's report, a site plan (showing all necessary approvals, utility connections and site improvements) and all inspection and test records and reports made by or for Borrower or Borrower's Architects;

                    (18) Consultant's Report. A report from the Construction Consultant to the effects that (i) it has received and approved the items required by paragraph (e) below, (ii) the Plans have been approved by all applicable Governmental Authorities, (iii) the Improvements as shown by the Plans will comply with applicable zoning and other Laws and with all applicable Premises Documents, (iv) a General Contract and/or Major Subcontracts are in effect which satisfactorily provide for the construction of the Improvements, (v) all roads and utilities necessary for the full utilization of the Improvements for their intended purposes have been completed, or the presently installed and proposed roads and utilities will be sufficient for the full utilization of the Improvements for their intended purpose and will be available to and servicing the Premises upon completion of the Improvements, (vi) the construction of the Improvements theretofore performed, if any, was performed in accordance with the Plans and (vii) construction of the Improvements, along with all necessary roads and utilities, will be finished on or before the Completion Date; and to such other effects as Administrative Agent may reasonably request;

                    (19) Construction  Contracts and Will-Serve Letters.  Copies
               of the General Contract, all executed Major Subcontracts and Borrower's agreement with Borrower's Architects, in each case certified by Borrower to be true and complete, together with letters from Borrower's Architects and the General Contractor in the forms of EXHIBITS C and D, respectively;

                    (20) Bonds.  Performance bonds (naming  Administrative Agent as co-obligee) and labor and materials payment bonds, each in form and issued by a surety acceptable to Administrative Agent, in respect of all subcontracts as may be specified by Administrative Agent;

                    (21) Progress Schedule. A progress schedule or chart showing the interval of time over which each item of Direct Cost is projected to be incurred or paid;

                    (22) Project Cost Statement. The Project Cost Statement;

                    (23) Equity Investment. A certificate from Borrower demonstrating that it has invested equity in the Premises (i.e., its payment of Direct or Indirect Costs) in an amount equal to at least $73,192,321.75, which certificate shall be accompanied by such evidence of such investment as Administrative Agent may reasonably request;

                    (24) Covenant Compliance  Certificate.  A certificate of the sort required by paragraph (3) of Section 6.19; and

                    (25)  Additional   Documentation.   Such  other   approvals,
               opinions or documents as Administrative Agent may reasonably request; and

               (e) The Construction Consultant shall have received and approved each of the following:

                    (1) Related Documents. Copies of the items required by paragraphs (6), (8), (13), (17), (19), (20), (21) and (22) of
               Section 4.01(d), together with copies of any Major Leases or Premises Documents which contain any requirements or specifications in respect of construction of the Improvements;

                    (2) Title Documents. Copies of any documents listed as exceptions to title in the title policy required hereby which are relevant to the construction or use of the Improvements; and

                    (3) Requisition. If the Initial Advance consists in whole or in part of advances for Direct Costs, a copy of the Requisition therefor.

         Section 4.02.Conditions to Advances After the Initial Advance. Lenders' obligation to make advances of proceeds of the Loan after the Initial Advance shall be subject to the satisfaction of the following conditions:

               (a) All  conditions  of  Section  4.01 shall have been and remain satisfied as of the date of such advances, it being understood that in the case of 4.01(c) (i.e., material injury or damage to the Improvements by fire or other casualty), subsequent advances shall be conditioned on Borrower's satisfaction of the provisions of Section
          1.09 of the Mortgage;

               (b) There shall exist no Default or Event of Default;

               (c) The representations and warranties made to Administrative Agent and/or Lenders herein, in the other Loan Documents and in any other document, certificate or statement executed or delivered to Administrative Agent and/or Lenders in connection with the Loan shall be true and correct on and as of the date of the advance with the same effect as if made on such date;

               (d) Administrative Agent shall have received a written continuation report of or endorsement to the title policy insuring the Mortgage to the date of such advance, in the form prescribed by the Texas Department of Insurance and approved by Administrative Agent, and setting forth no additional exceptions (including survey exceptions) except those approved by Administrative Agent;

               (e) If required by Administrative Agent, but no more frequently than once during any twelve (12)-month period unless a current survey is required by the Title Insurer or Administrative Agent has reason to believe a survey encroachment exists, Administrative Agent shall have received a survey of the Premises, certified to it and the Title
          Insurer, updated, with respect to all relevant requirements and information, to within ten (10) days of the advance;

               (f) Administrative Agent and the Construction Consultant shall have received a Requisition for the advance, together with such other documentation and information as either of them may reasonably require; and

               (g) Administrative Agent and the Construction Consultant shall have received from Borrower's Architects, the General Contractor, Major Subcontractors and other contractors or subcontractors required by Administrative Agent, lien waivers filed in the real property records of Collin County, Texas and Payment Receipts for all payments due on or before the date of the immediately prior Requisition under contracts or other arrangements with such Persons, the performance of which could give rise to a Lien on the Mortgaged Property.

         Section 4.03. Conditions to Last Direct Costs Advance. In addition to the requirements of Section 4.02, in the case of the last Direct Costs Loan advance as provided in Section 2.04, Administrative Agent shall also have received and approved:

               (a) A report from the Construction Consultant to the effect that construction of the Improvements has been completed (other than for unleased tenant space and minor "punch-list" items), and any necessary utilities and roads have been finished and made available for use, in accordance with the Plans and that it has received satisfactory evidence of the approval by all Governmental Authorities of the Improvements (exclusive of tenant space) for permanent occupancy, and of the contemplated uses thereof, to the extent any such approval is a condition of the lawful use and occupancy thereof;

               (b) A current final survey of the Premises, certified to Administrative Agent and the Title Insurer, showing the completed Improvements;

               (c) Evidence that Borrower has filed the notice or affidavit, in accordance with Section 53.106 of the Texas Property Code, of completion of the Improvements necessary to establish commencement of the shortest statutory period for the filing of mechanics' and materialmen's liens, and that at least thirty (30) days have lapsed since the date of completion specified therein;

               (d) At Administrative Agent's option, a certificate from the City to the effect that the Improvements have been satisfactorily completed for all purposes of the Parking Lease and the Master Agreement and, to the extent any tenants under any other Major Leases or any parties to the other Premises Documents have rights of approval with respect to construction of the Improvements, certificates by such tenants or parties (or other satisfactory evidence), to the effect that, for purposes of such Major Leases and Premises Documents, respectively, the Improvements have been satisfactorily completed; and

               (e) Such endorsements to the title policy(ies) insuring the Mortgage as Administrative Agent may reasonable request.

                                   Article V

                         REPRESENTATIONS AND WARRANTIES

         Borrower represents and warrants to Administrative Agent and Lenders that:

         Section 5.01. Due Formation, Power and Authority. If it, the mortgagor or grantor under the Mortgage (if different from Borrower), Guarantor or any general partner or member of any of them is a corporation, partnership, venture, limited liability company or trust, each such entity is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its formation, is qualified to do business (if required) and is in good standing in the jurisdiction in which the Premises are located, and has full power and authority to consummate the transactions contemplated hereby and to execute, deliver and perform this Agreement and any other Loan Document to which it is a party.

         Section 5.02. Legally Enforceable Agreements. The Fee Letter and each Loan Document to which Borrower or Guarantor is a party is a legal, valid and binding obligation of such party, enforceable against Borrower or Guarantor, as the case may be, in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar Laws affecting creditors' rights generally.

         Section 5.03. Financial Statements. Borrower's financial statements and the TRG Consolidated Financial Statements most recently delivered pursuant to the terms of this Agreement are in all material respects complete and correct and fairly present the financial condition of the subjects thereof as of the dates of and for the periods covered by such statements, all in accordance with GAAP except as otherwise expressly noted; there has been no Material Adverse Change since the date of such most recently delivered Borrower's financial statements and TRG Consolidated Financial Statements, and no borrowings (other than those expressly permitted hereby or by the Mortgage) which might give rise to a lien or claim against the Mortgaged Property or against the proceeds of the Loan have been made by Borrower or others since the dates of such most recently delivered Borrower's financial statements and TRG Consolidated Financial Statements.

         Section 5.04. Compliance With Laws; Payment of Taxes. Borrower and Guarantor are in compliance with, and the transactions contemplated hereby and by the other Loan Documents do not and will not violate any provision of, or require any filing, registration, consent or approval under, any Law presently in effect having applicability to Borrower or Guarantor where the failure to be in compliance would cause a Material Adverse Change; each of Borrower and Guarantor has filed (or duly obtained an extension of the time to file) all tax returns (federal, state and local) required to be filed and has paid all taxes, assessments and governmental charges and levies due and payable (including those in respect of the Premises), including interest and penalties, except to the extent they are the subject of a Good Faith Contest.

         Section 5.05. Litigation. There are no actions, suits or proceedings pending or, to Borrower's knowledge, threatened against or affecting it, Guarantor, the Premises, the validity or enforceability of the Mortgage or the priority of the lien thereof at law, in equity or before or by any Governmental Authorities except actions, suits or proceedings which have been disclosed to Administrative Agent and Lenders in writing and which are fully covered by insurance or would, if adversely determined, not substantially impair the ability of Borrower or Guarantor to pay when due any amounts which may become payable under the Notes or Guaranty or to otherwise pay and perform their respective Obligations; to Borrower's knowledge, neither it nor Guarantor is in default with respect to any order, writ, injunction, decree or demand of any court or Governmental Authorities.

         Section 5.06. No Conflicts or Defaults. The consummation of the transactions contemplated hereby and the performance hereof and of the other Loan Documents have not resulted and will not result in any breach of, or constitute a default under, any mortgage, deed of trust, lease, bank loan or credit agreement, corporate charter, by-laws, partnership agreement or other instrument to which Borrower or Guarantor is a party or by which either of them may be bound or affected. Each of Borrower and Guarantor has satisfied all judgments which are not being appealed and is not in default with respect to any judgment, order, writ, injunction, decree, rule or regulation binding on it of any court, arbitrator or federal, state, municipal or other Governmental Authority, commission, board, bureau, agency or instrumentality, domestic or foreign.

         Section  5.07.   Solvency.   Borrower  and  Guarantor  are,  and   upon
consummation of the transactions contemplated by this Agreement, the other Loan Documents and any other related documents, will be, Solvent.

         Section 5.08. Governmental Regulation. Neither Borrower nor Guarantor is subject to regulation under the Investment Company Act of 1940 or any other Law limiting its ability to incur indebtedness for money borrowed as contemplated hereby.

         Section 5.09. Insurance. Borrower has in force, and has paid the premiums in respect of, all of the insurance required by the Mortgage. Borrower and Guarantor have in force paid insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business and similarly situated.

         Section 5.10. ERISA. Neither Borrower nor Guarantor nor any other Person, including any fiduciary, has engaged in any prohibited transaction (as defined in Section 4975 of the Code or Section 406 of ERISA) which could subject Borrower or Guarantor or any Person whom they have an obligation to indemnify to any tax or penalty imposed under Section 4975 of the Code or Section 502 of ERISA; neither Borrower nor Guarantor nor any ERISA Affiliate maintains, contributes to or has any liability with respect to a Multiemployer Plan or any other plan subject to Title IV of ERISA; each Employee Benefit Plan is administered in all material respects in accordance with its terms and in compliance with all applicable Laws, including any reporting requirements; each Pension Plan intending to qualify under Section 401(a) or 401(k) of the Code does so qualify; there is no lien outstanding or security interest given in connection with a Pension Plan; neither Borrower nor Guarantor nor any ERISA Affiliate has any liability with respect to an accumulated funding deficiency (whether or not waived) under Section 412 of the Code or Section 302 of ERISA; and neither Borrower nor Guarantor has any liability for retiree medical or death benefits (contingent or otherwise) other than as required by Section 4980B of the Code.

         Section 5.11. Other Documents. The Major Leases and Premises Documents are unmodified and in full force and effect (except as permitted hereby); to the best of Borrower's knowledge, there are no defaults (or events which with notice or the passage of time, or both, would constitute such a default) under any thereof except as disclosed to Administrative Agent in writing, and all conditions to the effectiveness and continuing effectiveness thereof required to be satisfied as of the date hereof have been satisfied.

         Section 5.12. No Default. There exists no Default or Event of Default.

         Section 5.13. Accuracy of Information; Full Disclosure. To the best of Borrower's knowledge, neither this Agreement, nor any other Loan Document, nor any documents, financial statements, reports, notices, schedules, certificates, statements or other writings furnished by or on behalf of Borrower or Guarantor to Administrative Agent or Lenders in connection with the negotiation of this Agreement or the other Loan Documents or the consummation of the transactions contemplated hereby, or required herein or by or in the other Loan Documents to be furnished by or on behalf of Borrower or Guarantor, contains any untrue or misleading statement of a material fact or omits a material fact necessary to make the statements herein or therein not misleading; to the best of Borrower's knowledge, there is no fact which Borrower or Guarantor has not disclosed to Administrative Agent and Lenders in writing which materially affects adversely or, so far as Borrower can now foresee, will materially affect adversely any of the Mortgaged Property or the business affairs or financial condition of Borrower or Guarantor, or the ability of Borrower or Guarantor to perform this Agreement and the other Loan Documents.

         Section 5.14. Separate Tax and Zoning Lot. The Premises constitute a distinct parcel or parcels for purposes of zoning and of taxes, assessments and impositions (public or private) and are not otherwise considered as part of a larger single lot for purposes of zoning or of taxes, assessments or impositions (public or private).

         Section 5.15. Requisition as Reaffirmation. Each Requisition submitted to Administrative Agent, and the receipt of the funds requested thereby, shall constitute an affirmation that the representations and warranties contained herein and in the other Loan Documents remain true and correct as of the respective dates of such Requisitions.

         Section 5.16. Plans and Improvements. The approved Plans are scheduled by sheet number, title, date and revised date in the letter from Borrower's Architects in the form of EXHIBIT C, which schedule is hereby certified by Borrower to be true and correct, and are substantially the same as the filed plans referred to in the building permits for the Improvements; the Plans are satisfactory to it, have been reviewed and approved by Guarantor, the General Contractor, the tenants under any Major Leases and the parties to any Premises Documents which require approval of the Plans, Borrower's Architects and, to the extent required by applicable Law or any restrictive covenant, by all Governmental Authorities and the beneficiary of any such covenant; all construction, if any, already performed on the Improvements has been performed on the Premises in accordance with the Plans approved by the Persons named above and with any restrictive covenants applicable thereto; there are no structural defects in the Improvements or violations of any requirement of any Governmental Authorities with respect thereto; the Improvements and the planned use thereof comply with all applicable zoning and other Laws and all restrictions and covenants affecting the Premises; and all requirements for such use have been satisfied.

         Section 5.17. Utility Services; Roads. All utility services necessary for the construction of the Improvements and the operation thereof for their intended purposes are available at the boundaries of the Premises, including water supply, storm and sanitary sewer, gas, electric power and telephone facilities. All roads necessary for the full utilization of the Improvements for their intended purposes have either been completed or the land necessary therefor is owned by Borrower or will be acquired by Borrower pursuant to legally enforceable agreements which are in full force and effect (which land, upon completion of the roads, is intended to be dedicated to and accepted by the appropriate Governmental Authorities for public use, and all necessary steps have been taken by Borrower and said Governmental Authorities to assure the complete construction and installation thereof no later than the Completion Date or any earlier date required by any Law, Premises Document or Major Lease.

         Section 5.18. Creation of Liens. It has entered into no contract or arrangement of any kind the performance of which by the other party thereto would give rise to a lien on the Mortgaged Property prior to the Mortgage except for its arrangements with Borrower's Architects, the General Contractor, Major Subcontractors and contractors or subcontractors who have filed lien waivers or signed Payment Receipts/Lien Releases in the form of EXHIBIT B-2 for all payments due under said arrangements as of the end of the period covered by the last Requisition.

         Section 5.19. Construction Prior to Closing. It advised the Title Insurer writing prior to the issuance of the title policy insuring the Mortgage whether any survey, soils-testing, site-development, excavation or other work related to construction of the Improvements was begun or done before the Mortgage was recorded.

         Section 5.20. Environmental Protection. To the best of Borrower's knowledge, none of Borrower's or Guarantor's properties (including the Premises) contains any Hazardous Materials that, under any Environmental Law currently in effect (x) would impose liability on Borrower or Guarantor that is likely to result in a Material Adverse Change or (y) is likely to result in the imposition of a lien on any assets (including the Premises) of Borrower, in each case if not properly handled in accordance with applicable Law. To the best of
Borrower's   knowledge,   neither  it  nor  any  portion  of  the   Premises  or
Improvements, is in violation of, or subject to any existing, pending or threatened investigation or proceeding by any Governmental Authority under, any Environmental Law. Except as may be disclosed in the environmental site assessment report delivered pursuant to paragraph (6) of Section 4.01, Borrower is not aware of any matter, claim, condition or circumstance which would reasonably cause a Person to make further inquiry with respect to such matters in order to ascertain whether any Hazardous Materials or their effects have been disposed of or released on or to any portion of the Premises or Improvements or any surrounding areas; to the best of Borrower's knowledge, it is not required by any Environmental Law to obtain any permits or license to construct or use any improvements, fixtures, or equipment with respect to the Premises or Improvements, or if such permit or license is required it has been obtained; and, to Borrower's actual knowledge, except as may be disclosed in the aforementioned environmental site assessment report, the prior use of the Premises and Improvements has not resulted in the disposal or release of any Hazardous Materials on or to any portion of the Premises or any surrounding areas in violation of applicable Law.

                                   Article VI

                              COVENANTS OF BORROWER

         Borrower covenants and agrees that it shall:

         Section 6.01. Compliance with Laws; Payment of Taxes. Comply with all Laws applicable to it or to any of its property (including the Mortgaged Property) or any part thereof, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed on it or any such property, or any part thereof, except to the extent they are the subject of a Good Faith Contest.

         Section 6.02. Maintenance of Records. Keep adequate records and books of account, in which complete entries will be made in accordance with GAAP, reflecting all of its financial transactions.

         Section 6.03.     Intentionally Omitted.

         Section 6.04. Covenants, Restrictions and Easements. Comply in all material respects with all restrictions, covenants and easements affecting the Premises or the Improvements and cause the satisfaction of all conditions hereof.

         Section 6.05. Inspection and Cooperation. (a) At any reasonable time and from time to time upon reasonable notice, permit Administrative Agent or any Lender or any agent or representative thereof (provided that a representative of any Lender must, at Borrower's request, be accompanied by a representative of Borrower), to examine and make copies and abstracts from the records and books of account of, and visit the properties (including the Premises) of, Borrower and to discuss the affairs, finances and accounts of Borrower with the chief financial officers or treasurers thereof and with Borrower's Accountants.

                  Each Lender and Administrative Agent agree that it shall maintain confidentiality with respect to the materials referred to above in this paragraph (a), provided that Lenders and Administrative Agent shall not be precluded from making disclosure regarding such information: (i) to any Lender's or Administrative Agent's respective counsel, accountants and other professional advisors (who are, in each case, subject to this confidentiality agreement),
(ii) to officers, directors, employees, agents and partners of each Lender and Administrative Agent who need to know such information (who are, in each case, subject to this confidentiality agreement), (iii) in response to a subpoena or order of a court or Governmental Authority, (iv) to any Assignee or Participant or prospective Assignee or Participant, provided that any such entity shall be subject to this paragraph; it being understood, however, that Lenders and Administrative Agent shall have no duty to monitor any Assignee or Participant or prospective Assignee or Participant and shall have no liability in the event that any Assignee or Participant or prospective Assignee or Participant violates this paragraph or (v) as required by Law or by GAAP.

         (b) Permit Administrative Agent, its representatives and the Construction Consultant to enter upon the Premises, inspect the Improvements and all materials to be used in the construction thereof and examine all detailed plans and shop drawings which are or may be kept at the construction site; provided that the foregoing rights shall not be exercised in a manner so as to interfere unduly with the conduct of business and operations of Borrower; cooperate and cause the General Contractor and Major Subcontractors to cooperate with the Construction Consultant to enable it to perform its functions hereunder; at the time of each inspection by the Construction Consultant, make available to said consultant, on demand, daily log sheets covering the period since the immediately preceding inspection showing the date, weather, subcontractors on the job, number of workers and status of construction.

         Section 6.06. Payment of Costs. Pay all Direct and Indirect Costs and expenses required for completion of the Improvements and the satisfaction of the conditions hereof, including, without limitation:

               (a) all document and stamp taxes, recording and filing expenses and fees and commissions lawfully due to brokers (other than brokers engaged solely by Administrative Agent or Lenders) in connection with the transactions contemplated hereby,

               (b) any taxes, insurance premiums, liens, security interests or other claims or charges against the Premises or Improvements, other than those which are the subject of a Good Faith Contest as may be permitted hereby or by the Mortgage, and

               (c) all costs of completion of the work to be performed by Borrower in space to be occupied in the Improvements (including public space) to permit the lawful occupancy thereof for the purposes contemplated by actual or prospective lessees of such space as set forth in the individual leases thereof or in detailed work letters or other agreements or letters of intent with respect thereto, or, in cases where there are no such leases, work letters or other documents as aforesaid, as set forth in Borrower's standard work letter or the standard form of lease required by paragraph (9) of Section 4.01(d), or, in cases where none of the foregoing exists, to the level of building standard in accordance with industry practices, as conclusively determined by the Construction Consultant.

         Section 6.07. Brokers. Indemnify Administrative Agent and Lenders against claims of brokers (other than brokers engaged solely by Administrative Agent or Lenders) arising by reason of the execution hereof or the consummation of the transactions contemplated hereby.

         Section 6.08. Construction of Improvements. Commence construction of the Improvements no later than thirty (30) days from the date hereof; submit a Requisition for the Initial Advance within thirty (30) days after the date hereof and subsequent advances on a monthly basis thereafter; cause construction thus begun to be prosecuted with diligence and continuity in a good and workmanlike manner in accordance with the Plans except during the existence of delays (for not more than sixty (60) days or such longer period as Administrative Agent may reasonably permit) caused by events beyond its reasonable control; use only materials, fixtures, furnishings and equipment in connection with construction of the Improvements that are not used or obsolete; and complete construction of the Improvements (other than unleased tenant space and minor "punch-list" items), and the installation of all necessary roads and utilities, in accordance with the Plans and with all applicable Laws, leases and Premises Documents, on or before the Completion Date free and clear of defects and liens or claims for liens for material supplied or labor or services performed in connection with the construction of the Improvements; time being of the essence as to this Section.

         Section 6.09. Project Sign. Following the execution hereof, place a sign, at its own expense, on the Premises at a location reasonably satisfactory to Administrative Agent regarding the financing for construction of the Improvements, in form and substance reasonably acceptable to Administrative Agent.

         Section 6.10. Building Loan Trust Account. Receive and deposit in the Building Loan Trust Account all advances made hereunder; and hold the same and the right to receive the same as a trust fund for the purpose of paying only Direct and Indirect Costs.

         Section 6.11. Certain Materials to be Submitted. Deliver to Administrative Agent and the Construction Consultant copies of all contracts, bills of sale, statements, receipted vouchers or agreements under which Borrower claims title to any materials, fixtures or articles incorporated in the Improvements or subject to the lien of the Mortgage, or under which it has incurred costs for which it is entitled to an advance of proceeds of the Loan, and deliver to Administrative Agent such other data or documents in connection with the Improvements as Administrative Agent may from time to time reasonably request.

         Section 6.12. Correction of Defects and Departures from Plans. Upon demand of Administrative Agent or the Construction Consultant, correct any defects (including structural) in the Improvements or any departures (other than de minimus departures) from the Plans not approved by Administrative Agent.

         Section 6.13. Change Orders. Not permit the performance of any work pursuant to any General Contract, Major Subcontract, Change Order or Plans until Administrative Agent and the Construction Consultant (i) in the case of any General Contract, Major Subcontract or Plans, shall have received copies thereof and (ii) in the case of Plans or Change Orders which will result in (A) a change in the aggregate of the contract prices for the construction of the Improvements in excess of the Change Order Amount or which, together with the aggregate of Change Orders theretofore executed by Borrower (excluding those approved by Administrative Agent pursuant to this Section) will result in a change in such prices in excess of the Aggregate Change Order Amount or (B) a change in the character of the Improvements, shall have given specific written approval thereof (it being understood that approval of any Plans or Change Order will not obligate Lenders to increase or advance any Loan Budget Amount on account of any such Plans or Change Order); deliver copies of all Change Orders to Administrative Agent and the Construction Consultant either prior to or promptly following the implementation thereof; notwithstanding the existence of Change Order and Aggregate Change Order Amounts, Borrower shall not suffer or permit the performance of any work pursuant to any Change Order until it shall have procured the approval thereof (if such approval is required) by the Anchors and the City and, if requested by Administrative Agent, submitted evidence of such approval to Administrative Agent.

         Section 6.14. Regarding Construction Contracts. Deliver, or cause to be delivered, to Administrative Agent or the Construction Consultant copies of all Major Subcontracts, Change Orders and any other contract, purchase order or subcontract covering labor, materials, equipment or furnishings to or for the Improvements, and the names of all Persons with whom the General Contractor has contracted or intends to contract for the construction of the Improvements or for the furnishing of labor or materials therefor.

         Section 6.15. Security of Site. Employ suitable means to protect from theft or vandalism all portions of the Improvements and all tools and building materials stored on the Premises.

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

         Section 6.16. Management, Leasing and Service Contracts. (i) Keep in full force and effect and not materially modify the management and leasing agreement approved pursuant to paragraph (14) of Section 4.01(d) without Administrative Agent's prior written consent, such consent not to be unreasonably withheld and (ii) as and when requested, deliver to Administrative Agent certified copies of all other service contracts entered into with respect to the Premises or Improvements and use its best efforts to cause each service contract to contain a provision allowing for the as-of-right cancellation thereof on thirty (30) days' notice from either Borrower or its successors as owners of the Premises.

         Section 6.17. Maintenance of Insurance. At all times, (i) maintain and keep in force the insurance required by the Mortgage and (ii) maintain and keep in force insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business and similarly situated, which insurance may provide for reasonable deductibility from coverage thereof.

         Section 6.18. Fees Required by Fee Letter. Pay to Administrative Agent, for the accounts of the parties specified therein, the fees provided for, on the dates specified, in the Fee Letter.

         Section 6.19. Reporting Requirements. Furnish directly to each Lender:

               (1) Annual Financial Statements. As soon as available and in any event within ninety (90) days after the end of the respective fiscal years of Borrower and Guarantor (in the case of Borrower, however, commencing with the fiscal year in which the Improvements are opened for business to the public), Borrower's financial statements and the TRG Consolidated Financial Statements, in each case as of the end of and for such fiscal year, in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the prior fiscal year and audited by Borrower's Accountants; and accompanied by a detailed explanation in the event any such audited annual Borrower's financial statements or TRG Consolidated Financial Statements are qualified;

               (2) Quarterly Financial Statements. As soon as available and in any event within forty-five (45) days after the end of each calendar quarter (other than the last quarter of the fiscal year), unaudited Borrower's financial statements and unaudited TRG Consolidated Financial Statements, in each case as of the end of and for such calendar quarter, in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the prior fiscal year and certified by an appropriate financial officer;

               (3) Certificates of No Default and Guarantor Financial Compliance. Within forty-five (45) days after the end of each of the first three quarters of each fiscal year and within ninety (90) days after the end of each fiscal year, (a) a certificate of an appropriate financial officer of Borrower stating that, to the best

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

          of his or her knowledge, no Default or Event of Default has occurred and is continuing, or if a Default or Event of Default has occurred and is continuing, specifying the nature thereof and the action which is proposed to be taken with respect thereto and (b) a certificate of an appropriate financial officer of Guarantor (x) stating that the covenants contained in paragraphs 9 and 10 of the Payment Guaranty have been complied with (or specifying those that have not been complied with) and including computations demonstrating such compliance (or non-compliance) and (y) setting forth the details of all items comprising "Total Outstanding Indebtedness" (including amount, maturity, interest rate and amortization requirements), as of the end of such quarter, and "Combined EBITDA", "Interest Expense" and "Fixed Charges", each for the twelve (12)-month period ending with such quarter (as all of such quoted terms are defined in the Payment Guaranty);

               (4) Certificate of Borrower's Accountants. Simultaneously with the delivery of the annual financial statements required by paragraph
          (1) of this Section, so long as there exists a similar reporting requirement under the TRG Credit Facility or any refinancing or replacement thereof, a statement of Borrower's Accountants who audited such financial statements comparing the computations set forth in the financial compliance certificate required by paragraph (3) of this Section to the audited financial statements required by paragraph (1) of this Section (where such information appears in such financial statements);

               (5) Dispositions or Acquisitions of Assets by Guarantor. Within thirty (30) days after the occurrence thereof, written notice of any Disposition or acquisition of assets (other than acquisitions or Dispositions of investments such as certificates of deposit, Treasury securities and money market deposits in the ordinary course of Guarantor's cash management) in excess of $25,000,000, together with, in the case of any acquisition of such an asset, (a) a certificate, of the sort required by paragraph (3)(b) of this Section, containing covenant compliance calculations that include the pro-forma adjustments set forth in paragraph 11 of the Payment Guaranty, which calculations shall demonstrate Guarantor's compliance, on a pro-forma basis, as of the end of the most recently ended calendar quarter for which financial results are required hereunder to have been reported by Guarantor, with all covenants enumerated in said paragraph (3)(b) and (b) such other information relating to the acquisition as
          Administrative Agent may reasonably request, including, without limitation, (x) copies of the agreements governing the acquisition and
          (y) historical balance sheets (to the extent available) and statements of income and cash flows with respect to the property acquired for at least the preceding three (3) years (to the extent available) and Guarantor's revenue and expense projections for the property acquired for at least the next five (5) years (all of the foregoing to be in form and detail reasonably satisfactory to Administrative Agent);

               (6) Notice of Litigation. Promptly after the commencement and knowledge thereof, notice of all actions, suits, and proceedings before any

          Governmental Authority, court or arbitrator, affecting Borrower, Guarantor or all or any portion of the Mortgaged Property which, if determined adversely, is likely to result in a Material Adverse Change;

               (7) Notices of Defaults and Events of Default. As soon as possible and in any event within ten (10) days after Borrower becomes aware of the occurrence of a material Default or any Event of Default, a written notice setting forth the details of such Default or Event of Default and the action which is proposed to be taken with respect thereto;

               (8) Material Adverse Change. As soon as is practicable and in any event within five (5) days after knowledge of the occurrence of any event or circumstance which is likely to result in or has resulted in a Material Adverse Change, written notice thereof;

               (9) Bankruptcy of Tenants. Promptly after becoming aware of the same, written notice of the bankruptcy, insolvency or cessation of operations of (a) any of the Anchors, (b) any tenant in the Improvements to which 5% or more of the aggregate minimum rent from the Improvements is attributable or (c) except to the extent such information is (or will be) disclosed in the TRG Consolidated Financial Statements delivered pursuant to paragraphs (1) and (2) above, any tenant in any property of Guarantor or in which Guarantor has an interest to which 5% or more of the aggregate minimum rent payable, directly or indirectly, to Guarantor is attributable;

               (10) Offices. Thirty (30) days' prior written notice of any change in the chief executive office or principal place of business of Borrower or Guarantor;

               (11) Environmental and Other Notices. As soon as possible and in any event within five (5) days after receipt, copies of (a) all Environmental Notices received by Borrower or Guarantor which are not received in the ordinary course of business and which relate to the Premises or to a situation which is likely to result in a Material Adverse Change and (b) all reports of any official searches made by any Governmental Authority having jurisdiction over the Premises or the Improvements, and of any claims of violations thereof;

               (12) Insurance Coverage. Promptly, such information concerning Borrower's or Guarantor's insurance coverage as Administrative Agent may reasonably request;

               (13) SEC Filings, Etc. As soon as possible and in any event within ten (10) days of the sending or filing thereof, copies of all annual reports on Form 10-K (without exhibits) and quarterly reports on Form 10-Q (without exhibits); and as soon as possible following Administrative Agent's request therefor, copies of all proxy statements, financial statements, registration statements and reports which TCI sends to its shareholders or files with the Securities and Exchange Commission or any Governmental Authority which may be substituted therefor;

               (14) Leasing Reports and Operating Statements As soon as available and in any event within fifteen (15) days after the end of each calendar month (except January) (a) prior to the opening of the Improvements for business to the public, a leasing status report regarding the Improvements and (b) subsequent to the opening of the Improvements for business to the public, operating and cash statements (including a rent roll), in each case certified by Borrower to be true and complete;

               (15) Tenant Sales Reports. As soon as available and in any event within thirty (30) days after the end of each calendar month subsequent to the opening of the Improvements for business to the
          public,   a  tenant  sales  report  for  such  month   regarding   the
          Improvements;

               (16) Operating Budgets As soon as available and in any event within ninety (90) days after the end of each fiscal year, an operating budget for the Premises for the next fiscal year; and

               (17) General Information. Promptly, such other information respecting the condition or operations, financial or otherwise, of Borrower, Guarantor or the Premises as Administrative Agent or any Lender may from time to time reasonably request.

         Section 6.20. Leases and Premises Documents. Deliver to Administrative Agent, promptly following the execution thereof, certified copies of all leases (together with abstracts of such leases, as available) in respect of the Premises and all Premises Documents and all amendments or supplements to any thereof (in any case, whether executed before or after the date hereof) together with (i) if requested by Administrative Agent, estoppel certificates (on a best efforts basis) from the tenants thereunder or parties thereto, as the case may be, and (ii) in the case of all Major Leases, a notice-of-assignment letter in the form of EXHIBIT F; not enter into any Major Lease or any lease for space in the Improvements which contains a unilateral "kickout clause" on the part of the tenant, or modify (other than de minimus modifications) any Major Lease or the REA, without, in any such case, the prior written approval of Administrative Agent, such approval not to be reasonably withheld or delayed; and keep all Premises Documents and, except as may be permitted by the Mortgage, all leases in full force and effect.

                  Provided there exists no Event of Default, in any case where Administrative Agent's prior written approval is required pursuant to this Section, Administrative Agent shall be deemed to have approved Borrower's written request for approval if Administrative Agent fails to respond, either by reasonably requesting additional documentation or information or by disapproving the request, within ten (10) Business Days after Administrative Agent's receipt of such written request for approval from Borrower, provided such request shall make specific reference to the provisions of this Section and shall expressly state, in solid capital letters on the first page thereof: "YOU ARE HEREBY REMINDED THAT YOUR FAILURE TO PROVIDE NOTIFICATION OF APPROVAL OR DISAPPROVAL, OR TO REASONABLY REQUEST ADDITIONAL DOCUMENTATION OR INFORMATION, NOT LATER

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

THAN TEN (10) BUSINESS DAYS AFTER YOUR RECEIPT OF THIS REQUEST SHALL BE DEEMED TO CONSTITUTE YOUR APPROVAL THEREOF."

         Section 6.21. Environmental Laws. Comply in all material respects with all Environmental Laws applicable to Borrower, the Premises or the Improvements and immediately pay or cause to be paid all costs and expenses incurred in connection with such compliance, except to the extent there is a Good Faith Contest; and at its sole cost and expense, promptly remove, or cause removal of, any and all Hazardous Materials or the effects thereof at any time identified as being on, in, under or affecting the Premises or the Improvements in violation of applicable Environmental Law.

         Section  6.22.  Maintenance  of  Properties.   Do all things reasonably
necessary to maintain, preserve, protect and keep in good repair, working order and condition the Premises and Improvements.

         Section 6.23. Proceeds from Sale of Certain Personalty. Pay over to Administrative Agent, promptly upon its receipt thereof, an amount equal to 75% of (x) the proceeds Borrower receives from the sale or leasing of any mall artworks, equipment or furnishings if and to the extent that proceeds of the Loan were used to purchase said items and (y) any "tenant recoveries" received by Borrower in respect of leases of space in the Improvements, said amounts to be applied by Administrative Agent in reduction of the Principal Amount and to the payment of accrued and unpaid interest on the portion of the Principal Amount so repaid.

                                  Article VII

                  ADMINISTRATIVE AGENT; RELATIONS AMONG LENDERS

         Section 7.01. Appointment, Powers and Immunities of Administrative Agent. Each Lender hereby irrevocably appoints and authorizes Administrative Agent to act as its agent hereunder and under any other Loan Document with such powers as are specifically delegated to Administrative Agent by the terms of this Agreement and any other Loan Document, together with such other powers as are reasonably incidental thereto. Administrative Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and any other Loan Document or required by Law, and shall not by reason of this Agreement be a fiduciary or trustee for any Lender except to the extent that Administrative Agent acts as an agent with respect to the receipt or payment of funds, nor shall Administrative Agent have any fiduciary duty to Borrower nor shall any Lender have any fiduciary duty to Borrower or any other Lender. No implied covenants, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against Administrative Agent. Neither Administrative Agent nor any of its directors, officers, employees, agents, attorneys-in-fact or Affiliates shall be responsible to Lenders for any recitals, statements, representations or warranties made by Borrower or Guarantor or any officer, partner or official of Borrower or Guarantor or any other Person contained in this Agreement or any other Loan Document, or in any certificate or other document or instrument referred to or provided for in, or received by any of them under, this Agreement or any other Loan Document, or for the value, legality, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or any other document or instrument referred to or provided for herein or therein, for the perfection or priority of any lien securing the Obligations or for any failure by Borrower or Guarantor to perform any of its Obligations. Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither Administrative Agent nor any of its directors, officers, employees, agents, attorneys-in-fact or Affiliates shall be liable or responsible for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith, except for its or their own gross negligence or willful misconduct.

         Section 7.02. Reliance by Administrative Agent. Administrative Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by Administrative Agent. Administrative Agent may deem and treat each Lender as the holder of its Note and interest in the Loan for all purposes hereof and shall not be required to deal with any Person who has acquired a Participation in the Loan from a Lender. As to any matters not expressly provided for by this Agreement or any other Loan Document, Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with instructions signed by the Required Lenders, and such instructions of the Required Lenders and any action taken or failure to act pursuant thereto shall be binding on all Lenders and any other holder of all or any portion of the Loan or Participation therein.

         Section 7.03. Defaults. Administrative Agent shall not be deemed to have knowledge of the occurrence of a Default or of an Event of Default unless Administrative Agent has received notice from a Lender or Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default." In the event that Administrative Agent receives such a notice of the occurrence of a Default or Event of Default, Administrative Agent shall give prompt notice thereof to Lenders. Administrative Agent shall promptly send to each Lender a copy of any notice of a Default or Event of Default that Administrative Agent sends to Borrower or Guarantor. Administrative Agent, following consultation with Lenders, shall (subject to Section 7.07) take such action with respect to such Default or Event of Default which is continuing, including with respect to the exercise of remedies or the realization on, or operation or disposition of, any or all of the Mortgaged Property or any other collateral for the Loan, as shall be directed by the Required Lenders; provided, however, that, unless and until Administrative Agent shall have received such directions, Administrative Agent may take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem to be in the best interest of Lenders; and provided, further, that Administrative Agent shall not send a notice of acceleration to Borrower without the approval of the Required Lenders. In no event shall Administrative Agent be required to take any such action which it determines to be contrary to the Loan

Documents or to Law. Each of Lenders acknowledges and agrees that no individual Lender may separately enforce or exercise any of the provisions of any of the Loan Documents (including, without limitation, the Notes) other than through Administrative Agent.

         Section 7.04. Rights of Administrative Agent as Lender. With respect to its Note and interest in the Loan, Administrative Agent in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as Administrative Agent, and the terms "Lender" and "Lenders" shall include Administrative Agent in its capacity as a Lender. Administrative Agent and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to (on a secured or unsecured basis), and generally engage in any kind of banking, trust or other business with Borrower or Guarantor (and any Affiliates of either of them) as if it were not acting as Administrative Agent.

         Section 7.05. Sharing of Costs by Lenders; Indemnification of Administrative Agent. Each Lender agrees to pay its ratable share, based on the respective outstanding principal balances under its Note and the other Notes, of any expenses incurred (and not paid or reimbursed by Borrower after demand for payment is made by Administrative Agent) by or on behalf of Lenders in connection with any Default or Event of Default, including, without limitation, costs of enforcement of the Loan Documents and any advances to pay taxes or insurance premiums, to complete the Improvements or otherwise to preserve the lien of the Mortgage or to preserve or protect the Mortgaged Property. In the event a Lender fails to pay its share of expenses as aforesaid, and all or a portion of such unpaid amount is paid by Administrative Agent and/or one or more of the other Lenders, then the defaulting Lender shall reimburse Administrative Agent and/or the other Lender(s) for the portion of such unpaid amount paid by it or them, as the case may be, together with interest thereon at the Prime Based Rate from the date of payment by Administrative Agent and/or the other Lender(s). In addition, each Lender agrees to reimburse and indemnify Administrative Agent (to the extent it is not paid by on or behalf of Borrower, after demand for payment is made by Administrative Agent, under Section 9.19 or under the applicable provisions of any other Loan Document, but without limiting the obligation of Borrower under said Section 9.19 or such provisions), for such Lender's ratable share, based upon the respective outstanding principal balances under its Note and the other Notes, of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against Administrative Agent in any way relating to or arising out of this Agreement, any other Loan Document or any other documents contemplated by or referred to herein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses which Borrower is obligated to pay under Section 9.19 or under the applicable provisions of any other Loan Document) or the enforcement of any of the terms hereof or thereof or of any such other documents or instruments; provided, however, that no Lender shall be liable for (i) any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified, (ii) any loss of principal or interest with respect to Administrative Agent's Note or


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

interest in the Loan or (iii) any loss suffered by Administrative Agent in connection with a "swap" or other interest rate hedging arrangement entered into by Administrative Agent with Borrower.

         Section 7.06. Non-Reliance on Administrative Agent and Other Lenders. Each Lender agrees that it has, independently and without reliance on Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own analysis of the collateral for the Loan and of the credit of Borrower and Guarantor, and its own decision to enter into this Agreement, and that it will, independently and without reliance upon Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any other Loan Document. Administrative Agent shall not be required to keep itself informed as to the performance or observance by Borrower of this Agreement or any other Loan Document or any other document referred to or provided for herein or therein or to inspect the properties (including, without limitation, the Premises) or books of Borrower. Except for notices, reports and other documents and information expressly required to be furnished to Lenders by Administrative Agent hereunder, Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of Borrower or Guarantor (or any Affiliate of either of them) which may come into the possession of Administrative Agent or any of its Affiliates. Administrative Agent shall not be required to file this Agreement, any other Loan Document or any document or instrument referred to herein or therein, for record or give notice of this Agreement, any other Loan Document or any document or instrument referred to herein or therein, to anyone.

         Section 7.07. Failure of Administrative Agent to Act. Except for action expressly required of Administrative Agent hereunder, Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall have received further assurances (which may include cash collateral) of the indemnification obligations of Lenders under Section
7.05 in respect of any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. If any indemnity furnished to Administrative Agent for any purpose shall, in the opinion of Administrative Agent, be insufficient or become impaired, Administrative Agent may call for an additional indemnity and cease, or not commence, the action indemnified against until such additional indemnity is furnished.

         Section 7.08. Resignation or Removal of Administrative Agent. Provided there exists no Event of Default, Administrative Agent hereby agrees not to resign unilaterally except in the event it becomes an Affected Lender and is replaced as a Lender pursuant to Section 3.04. Administrative Agent may be removed at any time by the Required Lenders for gross negligence or willful misconduct, provided that Borrower and the other Lenders shall be promptly notified thereof. Upon any such resignation or removal of Administrative Agent, the Required Lenders shall have the right to appoint a successor Administrative Agent, which successor Administrative Agent shall (provided there exists no Event of Default) be subject to Borrower's approval, such approval not to be unreasonably withheld or delayed. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment (and, if required, been approved by Borrower), within twenty (20) days after the resignation or the Required Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of Lenders, appoint a successor Administrative Agent, which shall be one of Lenders, within ten (10) days. The Required Lenders or the retiring
Administrative Agent, as the case may be, shall upon the appointment of a successor Administrative Agent promptly so notify Borrower and the other Lenders. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring
Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article VII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

         Section 7.09. Amendments Concerning Agency Function. Notwithstanding anything to the contrary contained in this Agreement, Administrative Agent shall not be bound by any waiver, amendment, supplement or modification of this Agreement or any other Loan Document which affects its duties, rights, and/or functions hereunder or thereunder unless it shall have given its prior written consent thereto.

         Section 7.10. Liability of Administrative Agent. Administrative Agent shall not have any liabilities or responsibilities to Borrower or Guarantor on account of the failure of any Lender to perform its obligations hereunder or to any Lender on account of the failure of Borrower or Guarantor to perform the Obligations to be performed by them.

         Section 7.11. Transfer of Agency Function. Without the consent of Borrower or any Lender, Administrative Agent may at any time or from time to time transfer its functions as Administrative Agent hereunder to any of its offices wherever located in the United States, provided that Administrative Agent shall promptly notify Borrower and Lenders thereof.

         Section 7.12. Non-Receipt of Funds by Administrative Agent; Adjustments. (a) Unless Administrative Agent shall have received notice from a Lender or Borrower (either one as appropriate being the "Payor") prior to the date on which such Lender is to make payment hereunder to Administrative Agent of Loan proceeds or Borrower is to make payment to Administrative Agent, as the case may be (either such payment being a "Required Payment"), which notice shall be effective upon receipt, that the Payor will not make the Required Payment in full to Administrative Agent, Administrative Agent may assume that the Required Payment has been made in full to Administrative Agent on such date, and Administrative Agent in its sole discretion may, but shall not be obligated to, in reliance upon such assumption, make the amount thereof available to the intended recipient on such date. If and to the extent the Payor shall not have in fact so made the Required Payment in full to Administrative Agent, the recipient of such payment shall repay to Administrative Agent forthwith on demand such amount made available to it together with interest thereon, for each day from the date such amount was so made available by Administrative Agent until the date Administrative Agent recovers such amount, at the Federal Funds Rate.

         (b) If, after Administrative Agent has paid each Lender's share of any payment received or applied by Administrative Agent in respect of the Loan, that payment is rescinded or must otherwise be returned or paid over by Administrative Agent, whether pursuant to any bankruptcy or insolvency Law, sharing of payments clause of any loan agreement or otherwise, such Lender shall, at Administrative Agent's request, promptly return its share of such payment or application to Administrative Agent, together with such Lender's proportionate share of any interest or other amount required to be paid by Administrative Agent with respect to such payment or application. In addition, if a court of competent jurisdiction shall adjudge that any amount received and distributed by Administrative Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to Administrative Agent its share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

         Section 7.13. Withholding Taxes. Each Lender represents that it is entitled to receive any payments to be made to it hereunder without the withholding of any tax and will furnish to Administrative Agent such forms, certifications, statements and other documents as Administrative Agent may reasonably request from time to time to evidence such Lender's exemption from the withholding of any tax imposed by any jurisdiction or to enable Administrative Agent to comply with any applicable Laws relating thereto. Without limiting the effect of the foregoing, if any Lender is not created or organized under the Laws of the United States or any state thereof, such Lender will furnish to Administrative Agent Form W-8ECI or Form W-8BEN of the U.S. Internal Revenue Service, or such other forms, certifications, statements or documents, duly executed and completed by such Lender, as evidence of such Lender's complete exemption from the withholding of United States tax with respect thereto. Administrative Agent shall not be obligated to make any payments hereunder to such Lender in respect of the Loan until such Lender shall have furnished to Administrative Agent the requested form, certification, statement or document.

         Section 7.14. Sharing of Payments among Lenders. If a Lender shall obtain payment of any principal of its Note or of interest thereon through the exercise of any right of setoff, banker's lien, counterclaim, or by any other means (including direct payment), and such payment results in such Lender receiving a greater payment than it would have been entitled to had such payment been paid directly to Administrative Agent for disbursement to Lenders, then such Lender shall promptly purchase for cash from the other Lenders Participations in the Loan in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all Lenders shall share ratably the benefit of such payment. To such end Lenders shall make appropriate adjustments among themselves (by the resale of Participations sold or otherwise) if such payment is rescinded or must otherwise be restored. Borrower agrees that any Lender so purchasing a Participation in the Loan from other Lenders may exercise all rights of setoff, banker's lien, counterclaim or similar rights with respect to such Participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness of Borrower.

         Section 7.15. Possession of Documents. Each Lender shall maintain possession of its own Note. Administrative Agent shall hold all other Loan Documents and related documents in its possession and maintain separate records and accounts with respect to the Loan, reflecting the interests of Lenders in the Loan, and shall permit Lenders and their representatives access at all reasonable times to inspect such Loan Documents, related documents, records and accounts.

         Section 7.16. Effect of a Lender's Failure to Make an Advance. In the event any Lender fails for any reason to fund the portion it is required to fund of any advance of Loan proceeds by 3:00 p.m. (Eastern time) on the second Business Day after the date established by Administrative Agent as the date such advance is to be made, such Lender shall be a "Delinquent Lender" for all purposes hereunder until and unless such delinquency is cured in accordance with the terms of and by the time permitted under Section 7.17, and the following provisions shall apply:

               (a) Administrative Agent shall notify (such notice being referred to as the "Delinquency Notice") each Lender and Borrower of any Lender's failure to fund. Each Non-Delinquent Lender shall have the right, but in no event or under any circumstance the obligation, to fund such Delinquent Lender's portion of such advance, provided that, within twenty (20) days of the date of the Delinquency Notice (the "Election Period"), such Non-Delinquent Lender or Lenders (each such Lender, an "Electing Lender") irrevocably commit(s) by notice in writing (an "Election Notice") to Administrative Agent, the other Lenders and Borrower to fund the Delinquent Lender's portion of the advance that is the subject of the delinquency and to assume the Delinquent Lender's obligations with respect to the advancing of the entire undisbursed portion of the Delinquent Lender's Individual Loan Commitment (such entire undisbursed portion of the Delinquent Lender's Individual Loan Commitment, including its portion of the advance that is the subject of the delinquency, the "Delinquency Amount"). If Administrative Agent receives more than one Election Notice within the Election Period, then the Electing Lenders sending such notices shall be deemed to have committed to fund ratable shares of the Delinquency Amount based upon the amounts of their respective Individual Loan Commitments. If there are one or more Electing Lenders and the Delinquent Lender fails to cure during the Election Period as provided in Section 7.17, then upon the expiration of the Election Period, each Electing Lender's Individual Loan Commitment shall be automatically increased by the Delinquency Amount (if there is only one Electing Lender) or such Electing Lender's ratable share, determined as aforesaid, of the Delinquency Amount (if there are two or more Electing Lenders), and the Delinquent Lender's Individual Loan Commitment shall automatically be reduced by the Delinquency Amount. Administrative Agent shall thereupon notify Borrower and each Lender of (i) the adjusted amounts of the Individual Loan Commitments and
          (ii) if the advance that was the subject of the delinquency was not made pursuant to Section 7.12 or was refunded by Borrower pursuant to paragraph (e) of this Section, the rescheduled  date of such advance (which shall be no sooner than three
          (3) Business Days after such notice). In the event Administrative Agent shall have funded, pursuant to Section 7.12, the entire advance that was the subject of the delinquency (including the Delinquent Lender's portion), and Borrower shall not have refunded such advance pursuant to paragraph (e) of this Section, the Electing Lender(s) shall remit to Administrative Agent the Delinquent Lender's portion of the advance, or their ratable shares thereof, as the case may be, within three (3) Business Days of the notice provided for in the immediately preceding sentence, and Administrative Agent shall reimburse itself from such funds for making the Delinquent Lender's portion of the advance. Notwithstanding anything to the contrary contained herein, if Administrative Agent advances its own funds in respect of a Delinquent Lender's portion of an advance, Administrative Agent shall be entitled to the interest on the portion of the Principal Amount represented thereby, from the date Administrative Agent makes such advance until the date it is reimbursed therefor.

               (b) In connection with the adjustment of the amounts of the Individual Loan Commitments of the Delinquent Lender and Electing Lender(s) upon the expiration of the Election Period as aforesaid, Borrower covenants that it shall, promptly following the request of the Electing Lender(s), execute and deliver to each Electing Lender and the Delinquent Lender substitute notes substantially in the form of EXHIBIT H and stating: "This Note is a substitute note as contemplated by Section 7.16 of the Loan Agreement; it replaces and is in lieu of that certain note made by Maker dated [date of Note] to the order of [Lender] in the principal sum of [Lender's original Individual Loan Commitment]." Such substitute notes shall be in amounts equal to such Lenders' respective Individual Loan Commitments, as adjusted. All such substitute notes shall constitute "Notes" and the obligations evidenced by such substitute notes shall be secured by the Mortgage. In connection with Borrower's execution of substitute notes as aforesaid, Borrower shall deliver to Administrative Agent such evidence of the due authorization, execution and delivery of the substitute notes and any related documents as Administrative Agent may reasonably request. The execution and delivery of substitute notes as required above shall be a condition precedent to any further advances of Loan proceeds. Upon receipt of its substitute note, the Electing Lender and the Delinquent Lender will return to Borrower their notes that were replaced, provided that the delivery of a substitute note to the Delinquent Lender pursuant to this Section 7.16 shall operate to void and replace the note(s) previously held by the Delinquent Lender regardless of whether or not the Delinquent Lender returns same as required hereby. Borrower, Administrative Agent and Lenders shall execute such modifications to the Loan Documents as shall, in the reasonable judgment of Administrative Agent, be necessary or desirable in connection with the adjustment of the amounts of Individual Loan Commitments in accordance with the foregoing provisions of this Section.

               (c) In the event that no Lender elects to commit to fund the Delinquency Amount within the Election Period as provided in paragraph
          (a) of

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

          this Section, Administrative Agent shall, upon the expiration of the Election Period, so notify Borrower and each Lender and the provisions of Section 2.09 shall apply.

               (d) Subject to a Delinquent Lender's right to cure as provided in
          Section 7.17, but notwithstanding anything else to the contrary contained in this Agreement, the Delinquent Lender's interest in, and any and all amounts due to a Delinquent Lender under, the Loan
          Documents (including, without limitation, all principal, interest, fees and expenses) shall be subordinate in lien priority and to the repayment of all amounts (including, without limitation, interest) then or thereafter due or to become due to the Non-Delinquent Lenders under the Loan Documents (including future advances), and the Delinquent Lender thereafter shall have no right to participate in any discussions among and/or decisions by Lenders hereunder and/or under the other Loan Documents. Further, subject to Section 7.17, any Delinquent Lender shall be bound by any amendment to, or waiver of, any provision of, or any action taken or omitted to be taken by Administrative Agent and/or the Non-Delinquent Lenders under, any Loan Document which is made subsequent to the Delinquent Lender's becoming a Delinquent Lender.

               (e) If, pursuant to the operation of Section 7.12, an advance of Loan proceeds is made without Administrative Agent's receipt of a Delinquent Lender's portion thereof, in addition to Borrower's obligations under Section 7.12, Borrower shall, upon demand of Administrative Agent, refund the entire such advance to Administrative Agent. Borrower's failure to do so within ten (10) days of such demand shall, notwithstanding anything to the contrary contained herein or in the Mortgage, constitute an Event of Default under the Mortgage. Upon its receipt of such funds from Borrower, Administrative Agent shall promptly remit to each Non-Delinquent Lender its appropriate share thereof.

         Section 7.17. Cure by Delinquent Lender. A Delinquent Lender may cure a delinquency arising out of its failure to fund its required portion of any advance if, within the Election Period, it remits to Administrative Agent its required portion of such advance (together with interest thereon at the Default Rate from the date such advance was to have been made if such advance was made by Administrative Agent and not refunded by Borrower pursuant to either Section
7.12 or paragraph (e) of Section 7.16), in which event Administrative Agent shall so notify Borrower and the Non-Delinquent Lenders (i) of its receipt of such funds and (ii)(A) if the advance that was the subject of the delinquency shall not have been made (or shall have been refunded by Borrower pursuant to paragraph (e) of Section 7.16), of the rescheduled date of the advance (which shall be no sooner then three (3) Business Days after such notice) or (B) if Administrative Agent shall have funded the entire advance that was the subject of the delinquency (including the Delinquent Lender's portion) and Borrower shall not have refunded such advance pursuant to paragraph (e) of Section 7.16, of its intention to reimburse itself from funds received from the Delinquent Lender (which reimbursement is hereby authorized) for funding the Delinquent Lender's required portion of the advance. In the event any Delinquent Lender cures a delinquency prior to the expiration of the Election Period (or thereafter with the consent of all of the Non-Delinquent Lenders), such Delinquent Lender nonetheless shall be bound by any amendment to or waiver of any provision of, or any action taken or omitted to be taken by Administrative Agent and/or the Non-Delinquent Lenders under, any Loan Document which is made subsequent to that Lender's becoming a Delinquent Lender and prior to its curing the delinquency as provided in this Section, provided that such amendment or waiver of action was taken in accordance with the provisions of this Agreement. A Delinquent Lender shall have absolutely no right to cure any delinquency after the expiration of the Election Period unless all Non-Delinquent Lenders, in their sole discretion, elect to permit such cure.

         Section 7.18. Delinquent Lender Not Excused. Nothing contained in Sections 7.16 or 7.17 shall release or in any way limit a Delinquent Lender's obligations as a Lender hereunder and/or under any other of the Loan Documents. Further, a Delinquent Lender shall indemnify and hold harmless Administrative Agent and each of the Non-Delinquent Lenders from any claim, loss, or costs incurred by Administrative Agent and/or the Non-Delinquent Lenders as a result of a Delinquent Lender's failure to comply with the requirements of this Agreement, including, without limitation, any and all additional losses, damages, costs and expenses (including, without limitation, attorneys' fees) incurred by Administrative Agent and any Lender as a result of and/or in connection with (i) a Non-Delinquent Lender's acting as an Electing Lender, (ii) any enforcement action brought by Administrative Agent against a Delinquent Lender and (iii) any action brought against Administrative Agent and/or Lenders. The indemnification provided above shall survive any termination of this Agreement.

         Section   7.19.   Notices   Regarding  Delinquent  Lender.  Notices  by
Administrative Agent or Lenders pursuant to Sections 7.16 or 7.17 may be by telephone (to be promptly confirmed in writing).

         Section 7.20. Replacement Lender. In the event any Lender becomes a Delinquent Lender and none of the other Lenders elects to be an Electing Lender pursuant to Section 7.16, Borrower shall have the right, at any time prior to the third anniversary of the Initial Advance, provided there exists no Default or Event of Default, to cause another financial institution reasonably acceptable to the Required Lenders to assume the Delinquent Lender's obligations with respect to the Delinquency Amount on the then-existing terms and conditions of the Loan Documents (such replacement institution, a "Replacement Lender"). Such assumption shall be pursuant to a written instrument reasonably satisfactory to the Required Lenders. Upon such assumption and the payment by the Replacement Lender to Administrative Agent of a fee, for Administrative Agent's own account, in the amount of $3,500, the Replacement Lender shall become a "Lender" for all purposes hereunder, with an Individual Loan Commitment in an amount equal to the Delinquency Amount, and the Delinquent Lender's
Individual Loan Commitment shall automatically be reduced by the Delinquency Amount. In connection with the foregoing, Borrower shall execute and deliver to the Replacement Lender and the Delinquent Lender replacement notes substantially in the form of EXHIBIT H and stating: "This Note is a replacement note as contemplated by Section 7.20 of the Loan Agreement; it replaces and is in lieu of that certain note made by Maker dated [date of Note] to the order of [Delinquent Lender] in the principal sum of [Delinquent Lender's original Individual Loan Commitment]." Such replacement notes shall be in amounts equal to, in the case of the Replacement Lender's note, the Delinquency Amount and, in the case of the Delinquent Lender's note, its Individual Loan Commitment, as reduced as aforesaid. Such replacement notes shall constitute "Notes" and the obligations evidenced thereby shall be secured by the Mortgage. In connection with Borrower's execution of replacement notes as aforesaid, Borrower shall deliver to Administrative Agent such evidence of the due authorization, execution and delivery of the replacement notes and any related documents as Administrative Agent may reasonably request. If the Replacement Lender is not incorporated under the Laws of the United States or a state thereof, it shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to Borrower and Administrative Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 7.13. The execution and delivery of replacement notes as required above shall be a condition precedent to any further advances of Loan proceeds. Upon receipt of its replacement note, the Delinquent Lender will return to Borrower its note(s) that was replaced, provided that the delivery of a replacement note to the Delinquent Lender pursuant to this Section 7.20 shall operate to void and replace the note(s) previously held by the Delinquent Lender regardless of whether or not the Delinquent Lender returns the same as required hereby.

         Borrower, Administrative Agent and Lenders shall execute such modifications to the Loan Documents as shall, in the reasonable judgment of Administrative Agent, be necessary or desirable in connection with the substitution of Lenders in accordance with the foregoing provisions of this Section.

         Lenders shall reasonably cooperate with Borrower's attempts to obtain a Replacement Lender, but they shall not be obligated to modify the Loan Documents in connection therewith, other than modifications pursuant to the immediately preceding paragraph. As part of the first advance of Loan proceeds following the admission of the Replacement Lender, the Replacement Lender shall advance to Borrower, subject to the satisfaction of all conditions of this Agreement, an amount equal to the Direct and Indirect Costs paid by Borrower pursuant to clause (ii) of Section 2.09.

                                  Article VIII

                                EVENTS OF DEFAULT

         Section 8.01. Events of Default. Any of the following events shall be an "Event of Default":

               (1) If Borrower shall fail to pay the principal of any Notes (including, without limitation, any principal payments required by Section 2.19) as and when due; or fail to pay interest accruing on any Notes as and when due and such failure to pay shall continue unremedied for five (5) days after the due date of such amount; or fail to deliver any additional collateral for the Loan as and when required by Section 9.27; or fail to pay any fee or any other amount under this

          Agreement or any other Loan Document or under the Fee Letter as and when due and such failure to pay shall continue unremedied for two (2) Business Days after notice by Administrative Agent of such failure to pay; or

               (2) If any representation or warranty made by Borrower or Guarantor in this Agreement or in any other Loan Document or which is contained in any certificate, document, opinion, financial or other statement furnished at any time under or in connection with a Loan Document shall prove to have been unknowingly incorrect in any material respect on or as of the date made or remade and, if such incorrect representation or warranty is susceptible to being made correct through Borrower's or Guarantor's actions, such representation or warranty remains incorrect for thirty (30) days after notice thereof shall have been given to Borrower by Administrative Agent; or

               (3) If Guarantor shall fail to perform or observe any term, covenant or agreement contained in paragraphs 9 or 10 of the Payment Guaranty; or

               (4) If Borrower or Guarantor shall fail to perform or observe any term, covenant or agreement contained in Article VI or otherwise contained in this Agreement or any Loan Document (other than obligations specifically referred to elsewhere in this Section) or any other document executed by Borrower or Guarantor and delivered to Administrative Agent and/or Lenders in connection with the transactions contemplated hereby and such failure shall remain unremedied for thirty (30) consecutive calendar days after notice of the occurrence thereof from Administrative Agent (or such shorter cure period as may be expressly prescribed in the applicable Loan Document); provided, however, that if any such default cannot by its nature be cured within such thirty (30) day, or shorter, as the case may be, grace period and so long as Borrower shall have commenced cure within such thirty (30) day, or shorter, as the case may be, grace period and shall, at all times thereafter, diligently prosecute the same to completion, Borrower shall have an additional period, not to exceed sixty (60) days, to cure such default; in no event, however, is the foregoing intended to effect an extension of the Maturity Date; or

               (5) If Guarantor or TCI shall fail to pay any Debt (other than the payment obligations described in paragraph (1) of this Section) in an amount equal to or greater than $15,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise); or

               (6) If Borrower, Guarantor or TCI shall: (a) generally not, or be unable to, or shall admit in writing its inability to, pay its debts as such debts become due; or (b) make an assignment for the benefit of creditors, petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for it, the Premises or a substantial part of its other assets; or (c) commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or

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

          hereafter in effect; or (d) have had any such petition or application filed or any such proceeding shall have been commenced, against it or the Premises, in which an adjudication or appointment is made or order for relief is entered, or which petition, application or proceeding remains undismissed or unstayed for a period of ninety (90) days or more; or (e) be the subject of any proceeding under which the Premises or all or a substantial part of its other assets may be subject to seizure, forfeiture or divestiture; or (f) by any act or omission indicate its consent to, approval of or acquiescence in any such petition, application or proceeding or order for relief or the appointment of a custodian, receiver or trustee for the Premises or all or any substantial part of its other property; or (g) suffer any such custodianship, receivership or trusteeship for the Premises or all or any substantial part of its other property, to continue undischarged for a period of ninety (90) days or more; or

               (7) If one or more judgments, decrees or orders for the payment of money in excess of $10,000,000 in the aggregate shall be rendered against Borrower, Guarantor or TCI, and any such judgments, decrees or orders shall continue unsatisfied and in effect for a period of thirty
          (30) consecutive days without being vacated, discharged, satisfied or stayed or bonded pending appeal; or

               (8) If any of the following events shall occur or exist with respect to Borrower, Guarantor or any ERISA Affiliate: (a) any non-exempt Prohibited Transaction involving any Pension Plan; (b) any Reportable Event with respect to any Pension Plan (c) the filing under
          Section 4041 of ERISA of a notice of intent to terminate any Pension Plan or the termination of any Pension Plan; (d) any event or circumstance which might constitute grounds entitling the PBGC to institute proceedings under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any Pension Plan, or the institution by the PBGC of any such proceedings; or (e) complete or partial withdrawal under Section 4201 or 4204 of ERISA from a Multiemployer Plan or the reorganization, insolvency, or termination of any Multiemployer Plan; and in each case above, if such event or conditions, if any, could in the opinion of any Lender reasonably be expected to result in liability of Borrower, Guarantor or any ERISA Affiliate for any tax, penalty, or other liability to or in respect of a Pension Plan, Multiemployer Plan, the PBGC or otherwise (or any combination thereof) which materially and adversely affects the financial condition of (x) Borrower or Guarantor with respect to clause (a) above or (y) Borrower, Guarantor or any ERISA Affiliate with respect to clauses (b) through (e) above; or

               (9) If at any time TCI is not a qualified real estate investment trust under Sections 856 through 860 of the Code or is not listed on the New York Stock Exchange or the American Stock Exchange; or

               (10) If at any time any part of the funds to be used by Borrower or Guarantor in satisfaction of their respective obligations under this Agreement and the other Loan Documents, or any other assets of Borrower or Guarantor,

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

          constitute "plan assets" of any "employee benefit plan" within the meaning of ERISA or of any "plan" within the meaning of Section 4975(e)(1) of the Code, as interpreted by the Internal Revenue Service and the United States Department of Labor in rules, regulations, releases or bulletins or as interpreted under applicable case law; or

               (11) If the  Mortgage  shall at any time and for any reason cease
          (a) to create a valid and perfected first priority lien in and to the Mortgaged Property purported to be subject thereto or (b) to be in full force and effect or shall be declared null and void; or the validity or enforceability thereof, in whole, shall be contested by any party thereto, or any party thereto shall deny any further liability or obligation thereunder; or

               (12) If an "Event of Default" shall occur under the Mortgage, as such quoted term is defined therein; or

               (13) If an "Event of Default" shall occur under the TRG Credit Facility, (as such quoted term is defined therein) or if a default shall occur and continue beyond any applicable grace or cure period under any replacement or refinancing of the TRG Credit Facility, and, in any such case, the same shall not be waived within fifteen (15) days of the occurrence thereof; or

               (14) If a default shall occur and continue beyond any applicable grace or cure period under any credit facility of Guarantor in the amount of $100,000,000 or more, and the same shall not be waived within fifteen (15) days of the occurrence thereof.

         Section 8.02. Remedies. If any Event of Default shall occur and be continuing, Administrative Agent shall, upon request of the Required Lenders, by notice to Borrower, (i) declare the outstanding Notes, all interest thereon, and all other amounts payable under this Agreement and any other Loan Documents to be forthwith due and payable, whereupon the Notes, all such interest, and all such amounts due under this Agreement and under any other Loan Document shall become and be forthwith due and payable, without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by Borrower; and/or (ii) exercise any remedies provided in any of the Loan Documents or by Law.

                                   Article IX

                        GENERAL CONDITIONS AND PROVISIONS

         Section 9.01. Loan Balancing. If at any time Administrative Agent notifies Borrower that, in Administrative Agent's sole judgment, reasonably exercised, the undisbursed balance of the Loan is insufficient to pay the remaining Direct and Indirect Costs, Borrower shall, at its option, either (i) within ten (10) days of Administrative Agent's notification as aforesaid, deposit with Administrative Agent an amount equal to

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

such deficiency, which Administrative Agent shall from time to time apply, or allow Borrower to apply, to such Costs or (ii) pay for such Costs, as incurred, in the amount of such deficiency so that the amount of the Loan which remains to be disbursed shall be sufficient to pay all remaining Direct and Indirect Costs, and Borrower shall furnish Administrative Agent with such evidence thereof as Administrative Agent shall require. Borrower hereby agrees that Administrative Agent shall have a lien on and security interest in, for the benefit of Lenders, any sums deposited pursuant to clause (i) above and that Borrower shall have no right to withdraw any such sums except for the payment of the aforesaid Costs as approved by Administrative Agent. Lenders shall have no obligation to make any further advances of proceeds of the Loan until the sums required to be deposited pursuant to clause (i) above have been exhausted or until Borrower has actually paid such Direct and Indirect Costs pursuant to clause (ii) above, as the case may be, and, in either such case, the Loan is back "in balance". Any such sums not used as provided in said clause (i) shall be released to Borrower when and to the extent that Administrative Agent determines that the amount thereof is more than the excess, if any, of the total remaining Costs of completion of the Improvements over the undisbursed balance of the Loan; provided, however, that should an Event of Default occur, Administrative Agent shall, at the option of the Required Lenders, apply such amounts either to the Costs of completion of the Improvements or to the immediate reduction of outstanding principal and/or interest under the Notes.

         Section 9.02. Advance Not Waiver. Any advance of Loan proceeds hereunder made prior to or without the fulfillment by Borrower of all of the conditions precedent thereto, whether or not known to Administrative Agent or Lenders, shall not constitute a waiver by Administrative Agent or Lenders of the requirement that all conditions, including the non-performed conditions, shall be required with respect to all future advances.

         Section 9.03. No Third-Party Beneficiaries. This Agreement is solely for the benefit of Lenders, Administrative Agent and Borrower. All conditions of the obligations of Lenders to make advances hereunder are imposed solely and exclusively for the benefit of Lenders and may be freely waived or modified in whole or in part by Lenders at any time if in their sole discretion they deem it advisable to do so, and no Person other than Borrower (provided, however, that all conditions have been satisfied) shall have standing to require Lenders to make any Loan advances or to be a beneficiary of this Agreement or any advances to be made hereunder.

         Section 9.04. Authorization to Make Direct Advances. During the existence of any Default or Event of Default, Borrower hereby irrevocably authorizes Lenders to advance any undisbursed Loan proceeds directly to the General Contractor, Major Subcontractors and other Persons to pay for completion of the Improvements. All such direct advances shall satisfy pro tanto the obligations of Lenders to Borrower hereunder regardless of the disposition thereof by the General Contractor, any Major Subcontractor or other Person.

         Section 9.05. Authorization to Advance for Interest. Borrower hereby irrevocably authorizes Lenders to disburse proceeds of the Loan to pay interest accrued

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

on the Notes as it comes due, or, upon five (5) Business Days' notice, to satisfy any of the conditions hereof, including, without limitation, the payment of attorneys' fees and expenses and the fees and expenses of the Construction Consultant.

         Section 9.06. Letters of Credit. (a) Borrower may request, in lieu of advances of proceeds of the Loan, that Administrative Agent issue unconditional, irrevocable standby letters of credit (each, a "Letter of Credit") for the account of Borrower. Promptly upon Borrower's request for, and then upon issuance of, a Letter of Credit, Administrative Agent shall notify each Lender.

         (b) The amount of any Letter of Credit shall be limited to the lesser of (i) $5,000,000 less the aggregate amount of all Letters of Credit theretofore issued and outstanding or (ii) the amount of proceeds of the Loan available to be advanced hereunder, it being understood that the amount of each Letter of Credit issued and outstanding shall effect a reduction, by an equal amount, of proceeds available to Borrower under the Loan and shall be allocated by Administrative Agent to the Loan Budget Amount(s) to which the Letter of Credit relates or, if there is no Loan Budget Amount to which it relates, to the Loan Budget Amount(s) which Administrative Agent deems most appropriate in its sole but reasonable discretion. Administrative Agent's issuance of each Letter of Credit shall be subject to Administrative Agent's determination that Borrower has satisfied all conditions precedent to its entitlement to an advance of Loan proceeds. Each Letter of Credit shall expire no later than one (1) month prior to the Maturity Date.

         (c) In connection with, and as a further condition to the issuance of, each Letter of Credit, Borrower shall execute and deliver to Administrative Agent an application for the Letter of Credit on Administrative Agent's standard form therefor, together with such other documents, opinions and assurances as Administrative Agent shall reasonably require, and shall pay Administrative Agent's customary issuance and processing fees in connection therewith. In the event of any inconsistency between any such application or related documents and this Agreement, this Agreement shall control.

         (d) The parties hereto acknowledge and agree that, immediately upon notice from Administrative Agent of any drawing under a Letter of Credit, each Lender shall, notwithstanding the existence of a Default or Event of Default or the non-satisfaction of any conditions precedent to the making of an advance of the Loan, advance proceeds of the Loan, in an amount equal to its ratable share (based upon the undisbursed amounts of the Lenders' respective Individual Loan Commitments) of such drawing, which advance shall be made to Administrative Agent to reimburse Administrative Agent, for its own account, for such drawing. Borrower hereby irrevocably authorizes Lenders to make such advances. Each Lender further acknowledges that its obligation to fund its share of drawings under Letters of Credit as aforesaid shall survive the Lenders' termination of this Agreement or enforcement of remedies hereunder or under the other Loan Documents. In the event, however, that any advance of proceeds of the Loan cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Code with respect to Borrower), then each Lender shall forthwith purchase (as of the date such advance would

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

otherwise have occurred) from Administrative Agent participation interests in the unreimbursed drawing in an amount equal to its Pro Rata Share thereof.

         (e) Borrower agrees, upon the occurrence of an Event of Default and at the written request of Administrative Agent, (i) to deposit with Administrative Agent cash collateral in the amount of all the outstanding Letters of Credit, which cash collateral shall be held by Administrative Agent as security for Borrower's obligations in connection with the Letters of Credit and (ii) to execute and deliver to Administrative Agent such documents as Administrative Agent reasonably requests to confirm and perfect the assignment of such cash collateral to Administrative Agent.

         Section 9.07. Concerning Irrevocable Authorizations. Any and all advances made at any time by Lenders pursuant to the irrevocable authorizations granted by Sections 9.04, 9.05 and 9.06 shall require no further direction, authorization or request for disbursement from Borrower and, except in the case of advances under Section 9.04, may be made whether or not there exists a Default or Event of Default. Any and all such disbursements shall be added to the outstanding principal balance evidenced by the Notes and shall be secured by the Mortgage. The aforesaid authorizations shall (i) not prevent Borrower from paying the contractors and other Persons, from paying the interest, or from satisfying the conditions and obligations referred to in said Sections, out of its own funds, (ii) in no event be construed so as to relieve Borrower or others from their obligations to pay such contractors or other Persons, to pay interest as and when due under the Notes, or to satisfy such conditions and obligations and (iii) except in the case of advances pursuant to Section 9.06, in no event obligate Lenders to disburse proceeds of the Loan for any such purposes.

         Section  9.08.  Ratification  of Requisition by Acceptance of  Advance.
Borrower agrees that, by its acceptance of any advance of Loan proceeds hereunder, it shall be bound in all respects by the Requisition submitted on its behalf in connection therewith with the same force and effect as if Borrower had itself executed and submitted the Requisition and whether or not the Requisition is executed and/or submitted by an authorized Person.

         Section 9.09. Documentation Etc. Satisfactory. All documentation and proceedings deemed by Administrative Agent to be necessary or required in connection herewith and the documents relating hereto shall be subject to the prior approval of, and satisfactory to, Administrative Agent as to form and substance. In addition, the Persons responsible for the execution and delivery of, and signatories to, all of such documentation, shall be acceptable to, and subject to the approval of, Administrative Agent. Administrative Agent shall receive copies, certified if requested by it, of all documents which it may require in connection with the transactions contemplated hereby.

         Section 9.10. Intentionally Omitted.

         Section 9.11. Notices. Except as expressly provided otherwise, all notices, demands, consents, approvals and statements required or permitted hereunder shall be in writing and shall be deemed to have been sufficiently given or served for all purposes

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

when presented personally, three (3) days after mailing by registered or certified mail, postage prepaid, or one (1) day after delivery to a nationally recognized overnight courier service providing evidence of the date of delivery, addressed to a party at its address on the signature page hereof or of the applicable Assignment and Assumption Agreement, or at such other address of which a party shall have notified the party giving such notice in writing in accordance with the foregoing requirements.

         Section 9.12. Amendments and Waivers. No amendment or material waiver of any provision of this Agreement or any other Loan Document, nor consent to any material departure by Borrower or any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the party against whom such amendment, waiver or consent is sought to be enforced (it being understood, however, that the signatures of the Required Lenders and, solely for purposes of its acknowledgement thereof, Administrative Agent, shall be sufficient to bind Lenders to any such amendment, waiver or consent), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all Lenders (subject, however, to the provisions of Section 7.16(d)), do any of the following: (i) other than as provided in this Agreement, reduce the principal of, or interest on, the Notes or any fees due hereunder or any other amount due hereunder or under any other Loan Document; (ii) postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees due hereunder or under any other Loan Document or waive any default in the payment of principal, interest or any other amount due hereunder or under any other Loan Document; (iii) change the definition of Required Lenders; (iv) release any material portion of the Mortgaged Property or other collateral for the Loan other than in accordance with the Loan Documents; (v) amend this Section or any other provision requiring the consent of all Lenders or the Required Lenders; (vi) release Guarantor, in whole or in part, other than in accordance with the Loan Documents; (vii) increase the Loan Amount or the Individual Loan Commitment of any Lender; (viii) waive any default under paragraph (6) of Section 8.01; or (ix) amend Section
7.14. Without limiting the foregoing, acceptance by Administrative Agent or Lenders of any sum required to be paid pursuant hereto or to any other Loan Document, after its due date, or in an amount less than the sum then due, shall not constitute a waiver by Administrative Agent or Lenders of their right to require prompt payment when due of all other such sums or to declare a default or to exercise such other rights provided herein or in the other Loan Documents for such late or reduced payment.

         All communications from Administrative Agent to Lenders requesting Lenders' determination, consent, approval or disapproval (i) shall be given in the form of a written notice to each Lender, (ii) shall be accompanied by or include a description or copy of the matter or thing as to which such determination, approval, consent or disapproval is requested and (iii) shall include Administrative Agent's recommended course of action or determination in respect thereof. Each Lender shall reply promptly, but in any event within ten
(10) Business Days (or five (5) Business Days with respect to any decision to accelerate or stop acceleration of the Loan) after receipt of the request therefor by Administrative Agent (the "Lender Reply Period"). Unless a Lender shall give written notice to Administrative Agent that it objects to the recommendation or determination of

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

Administrative Agent (together with a written explanation of the reasons behind such objection) within the Lender Reply Period, such Lender shall be deemed to have approved or consented to such recommendation or determination.

         Section 9.13. Assignment; Participation. Any Non-Delinquent Lender may at any time, at no cost to Borrower, grant to one or more banks or other institutions, including other Non-Delinquent Lenders (each a "Participant") participating interests in its Pro Rata Share of the Loan (each a "Participation") subject to Administrative Agent's consent, which consent shall not be unreasonably withheld or delayed, and provided any such Participation shall be in the minimum amount of $5,000,000 unless the Participant thereunder is a Non-Delinquent Lender. In the event of any such grant by a Lender of a Participation to a Participant, whether or not Borrower or Administrative Agent was given notice thereof, such Lender shall remain responsible for the performance of its obligations hereunder, and Borrower and Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations hereunder. Any agreement pursuant to which any Lender may grant a Participation shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of Borrower hereunder and under any other Loan Document, including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided, however, that such participation agreement may provide that such Lender will not agree to any modification, amendment or waiver of this Agreement described in clauses (i) through (ix) of
Section 9.12 without the consent of the Participant.

         Each Lender agrees to provide Borrower with notice of all Participations sold by such Lender. Borrower agrees to provide all assistance reasonably requested by a Lender to enable such Lender to sell Participations as aforesaid, or make assignments of its interest in the Loan as hereinafter provided in this Section.

         A Lender may at any time assign to any bank or other institution with the consent of Administrative Agent and, provided there exists no Event of Default, of Borrower, which consents shall not be unreasonably withheld or delayed (such assignee, a "Consented Assignee"), or to one or more banks or other institutions which are majority owned subsidiaries of a Lender or of the parent of a Lender (each Consented Assignee or subsidiary bank or institution, an "Assignee") all or a proportionate part of all of its rights and obligations under this Agreement and its Note, and such Assignee shall assume rights and obligations, pursuant to an Assignment and Assumption Agreement executed by such Assignee and the assigning Lender, provided that, after giving effect to such assignment, in each case, the Assignee's portion of the Loan and, in the case of a partial assignment of a Lender's interest, the assigning Lender's portion of the Loan will each be equal to or greater than $5,000,000. Upon (i) execution and delivery of such instrument, (ii) payment by such Assignee to the assigning Lender of an amount equal to the purchase price agreed between such Lender and such Assignee and (iii) payment by such Assignee or by the assigning Lender to Administrative Agent of a fee, for Administrative Agent's own account, in the amount of $3,500, such Assignee shall be a party to this Agreement and shall have all the rights and obligations of a Lender as set forth in such Assignment and Assumption Agreement, and the assigning Lender shall be released from its


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obligations  hereunder  to a  corresponding  extent,  and no further  consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this paragraph, substitute notes, in the form of EXHIBIT G, shall be issued to the assigning Lender (in the case of a partial assignment) and Assignee by Borrower, in exchange for the return of the assigning Lender's original Note. All such substitute notes shall constitute "Notes" and the obligations evidenced by such substitute notes shall constitute Obligations for all purposes of this Agreement and the other Loan Documents. In connection with Borrower's execution of substitute notes as aforesaid, Borrower shall deliver to Administrative Agent such evidence of the due authorization, execution and delivery of the substitute notes and any related documents as Administrative Agent may reasonably request. If the Assignee is not incorporated under the Laws of the United States or a state thereof, it shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to Borrower and Administrative Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with
Section 7.13.

         Borrower, Administrative Agent and Lenders shall execute such modifications to the Loan Documents as shall, in the reasonable judgment of Administrative Agent, be necessary or desirable in connection with assignments in accordance with the foregoing provisions of this Section, provided, however, that no such modifications shall increase Borrower's liability or obligations, or decrease its rights, in respect of the Loan.

         Any Lender may at any time freely assign all or any portion of its rights under this Agreement and its Note to a Federal Reserve Bank. No such assignment shall release the transferor Lender from its obligations hereunder.

         Borrower recognizes that in connection with a Lender's selling of Participations or making of assignments, any or all documentation, financial statements, appraisals and other data, or copies thereof, relevant to Borrower, Guarantor or the Loan may be exhibited to and retained by any such Participant or Assignee or prospective Participant or Assignee. A Lender's delivery of any financial statements and appraisals to any such Participant or Assignee or prospective Participant or Assignee shall be accompanied by such Lender's standard confidentiality statement indicating that the same are delivered on a confidential basis.

         Section 9.14. Setoff. Borrower agrees that, in addition to (and without limitation of) any right of setoff, bankers' lien or counterclaim Administrative Agent or any Lender may otherwise have, Administrative Agent and each Lender shall be entitled to offset balances (general or special, time or demand, provisional or final) held by it for the account of Borrower at any of Administrative Agent's or such Lender's offices against any amount payable by Borrower to Administrative Agent or such Lender hereunder or under any other Loan Document which is not paid when due (regardless of whether such balances are then due to Borrower), in which case it shall promptly notify Borrower and (in the case of a Lender) Administrative Agent thereof; provided, however, that Administrative Agent's or such Lender's failure to give such notice shall not affect the validity thereof. Payments by Borrower hereunder or under the other Loan Documents shall be made without setoff or counterclaim.

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

         Section 9.15. Successors and Assigns. Except as herein provided, this Agreement shall be binding upon and inure to the benefit of Borrower, Administrative Agent and Lenders and their respective heirs, personal representatives, successors and assigns. Notwithstanding the foregoing, Borrower may not assign, transfer or set over to another, in whole or in part, all or any part of its benefits, rights, duties and obligations hereunder, including, but not limited to, performance of and compliance with conditions hereof and the right to receive the proceeds of current or future advances.

         Section 9.16. Severability. The provisions hereof are intended to be severable. Any provisions hereof, or the application thereof to any Person or circumstance, which, for any reason, in whole or in part, is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof (or the remaining portions of such provision) or the application thereof to any other Person or circumstance, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision (or portion thereof) or the application thereof to any Person or circumstance in any other jurisdiction.

         Section 9.17. Non-Waiver; Remedies Cumulative. No failure or delay on Administrative Agent's or any Lender's part in exercising any right, remedy, power or privilege hereunder or under any of the other Loan Documents or provided by law (hereinafter in this Section, each a "Remedy") shall operate as a waiver of any such Remedy or shall be deemed to constitute Administrative Agent's or any Lender's acquiescence in any default by Borrower or Guarantor under any of said documents. A waiver by Administrative Agent or any Lender of any Remedy on any one occasion shall not be construed as a bar to any other or future exercise thereof or of any other Remedy. The Remedies are cumulative, may be exercised singly or concurrently and are not exclusive of any other Remedies.

         Section 9.18. Certain Waivers. Borrower hereby irrevocably and unconditionally waives (i) promptness and diligence, (ii) notice of any actions taken by Administrative Agent or any Lender hereunder or under any other Loan Document or any other agreement or instrument relating thereto except to the extent otherwise provided herein, (iii) all other notices, demands and protests, and all other formalities of every kind in connection with the enforcement of the Obligations, the omission of or delay in which, but for the provisions of this Section, might constitute grounds for relieving Borrower of any of its Obligations, (iv) any requirement that Administrative Agent or any Lender protect, secure, perfect or insure any lien on or against the Mortgaged Property, or any part thereof, or on or against any other collateral for the Loan or exhaust any right or take any action against Borrower, Guarantor or any other Person or against any of the Mortgaged Property or any other collateral for the Loan, (v) any right or claim of right to cause a marshalling of Borrower's or Guarantor's assets and (vi) all rights of subrogation or contribution, whether arising by contract or operation of law or otherwise by reason of payment by Borrower pursuant hereto or to the other Loan Documents. BORROWER, ADMINISTRATIVE AGENT AND EACH LENDER WAIVE ANY RIGHT EACH SUCH PARTY MAY HAVE TO JURY TRIAL IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING BROUGHT WITH RESPECT TO THIS AGREEMENT,

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

THE NOTES OR THE LOAN. BORROWER FURTHER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING BROUGHT BY OR ON BEHALF OF ADMINISTRATIVE AGENT OR LENDERS WITH RESPECT TO THIS AGREEMENT, THE NOTES OR OTHERWISE IN RESPECT OF THE LOAN, ANY AND EVERY RIGHT BORROWER MAY HAVE TO (1) INTERPOSE ANY COUNTERCLAIM THEREIN, OTHER THAN A COUNTERCLAIM THAT IF NOT BROUGHT IN THE SUIT, ACTION OR PROCEEDING BROUGHT BY ADMINISTRATIVE AGENT OR LENDERS COULD NOT BE BROUGHT IN A SEPARATE SUIT, ACTION OR PROCEEDING OR WOULD BE SUBJECT TO DISMISSAL OR SIMILAR DISPOSITION FOR FAILURE TO HAVE BEEN ASSERTED IN SUCH SUIT, ACTION OR PROCEEDING BROUGHT BY ADMINISTRATIVE AGENT OR LENDERS AND (2) HAVE THE SAME CONSOLIDATED WITH ANY OTHER OR SEPARATE SUIT, ACTION OR PROCEEDING. NOTHING CONTAINED IN THE IMMEDIATELY PRECEDING SENTENCE SHALL PREVENT OR PROHIBIT BORROWER FROM INSTITUTING OR MAINTAINING A SEPARATE ACTION AGAINST ADMINISTRATIVE AGENT OR LENDERS WITH RESPECT TO ANY ASSERTED CLAIM.

         Section 9.19. Expenses; Indemnification. Borrower covenants and agrees to pay all costs, expenses and charges (including, without limitation, all fees and charges of attorneys, engineers, appraisers and consultants) incurred by Administrative Agent or any Lender in connection with (i) the preparation for and consummation of the transactions contemplated hereby or for the performance hereof and of the other Loan Documents, and for any services which may be required in addition to those normally and reasonably contemplated hereby and
(ii) the enforcement hereof or of any or all of the other Loan Documents; provided, however, that Borrower shall not be responsible for (1) the fees and expenses of legal counsel for Lenders (other than PNC) and (2) costs, expenses and charges incurred by Administrative Agent and Lenders in connection with the administration or syndication of the Loan (other than the fees required by the Fee Letter and the reasonable fees and expenses of Administrative Agent's counsel and of the Construction Consultant). In connection with the foregoing, Lenders agree, to the extent practicable, to appoint a single counsel and local counsel, selected by Administrative Agent, to act on behalf of all Lenders in connection with the enforcement of the Loan Documents. If Borrower fails to pay promptly any costs, charges or expense required to be paid by it as aforesaid, and Administrative Agent or any Lender pays such costs, charges or expenses, Borrower shall reimburse Administrative Agent or such Lender, as appropriate, on demand for the amounts so paid, together with interest thereon at the Prime Based Default Rate. Borrower further agrees to indemnify Administrative Agent and each Lender and their respective directors, officers, employees and agents from, and hold each of them harmless against, (x) any and all losses arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to any actual or proposed use by Borrower of the proceeds of the Loan, including, without limitation, the fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceedings and (y) any and all claims, actions, suits, proceedings, costs, expenses, losses, damages and liabilities of any kind, including in tort, penalties and interest, arising

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out or by reason of any matter relating, directly or indirectly, to the Mortgage
or  the  ownership,  condition,  development,   construction,  sale,  rental  or
financing of the Premises or Improvements or any part thereof (but excluding any such losses, liabilities, claims, damages or expenses incurred solely by reason of the gross negligence or willful misconduct of the party to be indemnified). The obligations of Borrower under this Section and under Sections 3.01, 3.03 and
6.07 shall survive the repayment of all amounts due under or in connection with any of the Loan Documents and the termination of the Loan.

         Section 9.20. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing any such counterpart.

         Section 9.21. Lenders' Right to Terminate. In the event Borrower shall not have satisfied the conditions precedent to its entitlement to advances of Loan proceeds hereunder within thirty (30) days of the date hereof, the Required Lenders shall have the absolute right, at their option, to terminate Lenders' obligations to Borrower under this Agreement and the loan commitment represented hereby. In the event of such termination, the Required Lenders shall direct Administrative Agent to send notice thereof to the other Lenders and Borrower.

         Section 9.22. Governing Law; Jurisdiction. This Agreement and the rights and obligations of the parties hereunder shall in all respects be governed by, and construed and enforced in accordance with, the Laws of the State of New York (without giving effect to New York's principles of conflicts of law). Borrower, Administrative Agent and each Lender hereby irrevocably submit to the non-exclusive jurisdiction of any New York State or Federal court sitting in The City of New York over any suit, action or proceeding arising out of or relating to this Agreement, the Note or any other Loan Document and Borrower hereby agrees and consents that, in addition to any methods of service of process provided for under applicable Law, all service of process in any such suit, action or proceeding in any New York State or Federal court sitting in The City of New York may be made by certified or registered mail, return receipt requested, directed to Borrower at the address indicated on its signature page hereof, and service so made shall be complete five (5) days after the same shall have been so mailed. Borrower, Administrative Agent and each Lender further waive any objection to venue in the State of New York on the basis of forum non conveniens. Borrower, Administrative Agent and each Lender agree that any action or proceeding brought against Borrower, Administrative Agent or any Lender, as the case may be, shall be brought only in a New York State or Federal court sitting in The City of New York.

         Nothing  in  this   Section   shall   affect  the  right  of  Borrower,
Administrative Agent or any Lender to serve legal process in any other manner permitted by Law.

         Section 9.23. Integration. The Loan Documents and the Fee Letter constitute the entire agreement among Administrative Agent, Borrower and Lenders relating to the transactions contemplated thereby (except with respect to agreements, if

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

any, among Lenders or with Administrative Agent relating solely to compensation, consideration and the syndication of the Loan) and supersede any prior oral or written statements or agreements with respect to such transactions.

         Section 9.24. Gross-Up For Taxes. All payments made by Borrower under this Agreement and the Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding income taxes and franchise or other taxes (imposed in lieu of income taxes) imposed on a Lender as a result of a present or former connection between such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Lender's having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or its Note). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") is required to be withheld from any amounts payable to such Lender hereunder or under its Note, the amounts so payable to such Lender shall be increased to the extent necessary to yield to such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable with respect to the Loan at the rates or in the amounts specified in this Agreement and its Note; provided, however, that Borrower shall not be required to increase any such amounts payable to such Lender if such Lender is not organized under the Laws of the United States or a state thereof and such Lender fails to comply with the requirements of Section 7.13. Whenever any Non-Excluded Taxes are payable by Borrower, as promptly as possible thereafter Borrower shall send to Administrative Agent for the account of such Lender a certified copy of an original official receipt received by Borrower showing payment thereof. If Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to Administrative Agent the required receipts or other required documentary evidence, Borrower shall indemnify such Lender for any incremental taxes, interest or penalties that may become payable by such Lender as a result of any such failure. The agreements in this Section shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

         Section 9.25. Single Purpose Entity. Borrower represents and warrants that it is a specifically-formed single purpose entity and that it has not, and covenants and agrees that it shall not:

               (i) engage in any business or activity other than the ownership, operation and maintenance of the Premises and Improvements and activities incidental thereto;

               (ii) acquire or own any material assets other than the Premises and Improvements and such incidental personal property as may be necessary for the operation thereof;

               (iii) merge into or consolidate with any Person or dissolve, terminate or liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure from a partnership to another type of business entity;

               (iv) fail to preserve its existence as a partnership duly organized, validly existing and in good standing under the Laws of the jurisdiction of its formation, or amend or modify the provisions of its partnership agreement in any way which would be contrary to or conflict with the agreements made by Borrower in this Section;

               (v) own any subsidiary or make any investment in any Person;

               (vi) commingle its assets with the assets of any of its partners or of any other Person;

               (vii) create, incur or assume any Debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (x) the Loan or (y) Debt which (A) is incurred in the ordinary course of its business of owning and operating its interest in the Premises and the routine administration of Borrower, (B) in the case of trade payables, is related to the operation of the Improvements and is not more than sixty (60) days past the date due (unless Borrower is in good faith contesting any such trade payable), (C) in the case of the financing of fixtures, equipment or personal property at the Premises, is in amounts not to exceed $5,000,000 in the aggregate and is secured by, and only by, a pledge of such fixtures, equipment or personal property and (D) if evidenced by a note, is paid on the date payment is due under such note;

               (viii) become insolvent or fail to pay its debts and liabilities from its assets as the same shall become due;

               (ix) fail to maintain its records, books of account and bank accounts separate and apart from those of its partners and any other Person;

               (x) enter into any contract or agreement with any partner or Affiliate, except upon commercially reasonable terms and conditions;

               (xi) partition, or seek to partition, its interest in the Premises, or seek the dissolution or winding up, in whole or in part, of Borrower;

               (xii) fail to correct any known misunderstandings regarding its separate identity;

               (xiii) hold itself out to be responsible for the Debts or obligations of another Person;

               (xiv) make any loans or advances to any third party, including any partner or principal of Borrower or their Affiliates;

               (xv) fail to file its own tax returns, if required, unless part of the consolidated returns of another Person;

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

               (xvi) agree to, enter into or consummate any transaction which would render Borrower unable to make the representation contained in
          Section 5.07;

               (xvii) fail either to hold itself out to the public as a legal entity separate and distinct from any other Person or to conduct its business solely in its own name in order not (x) to mislead others as to the identity with which such other party is transacting business or
          (y) to suggest that Borrower is responsible for the Debts or obligations of any third party (including any partner or principal of Borrower or their Affiliates);

               (xviii) share any common logo with or hold itself out as or be designated as a department or division of any other Person;

               (xix) without the unanimous consent of all of its general partners, file or consent to the filing of a bankruptcy or insolvency petition or otherwise institute insolvency proceedings with respect to itself or to any other entity in which it has a direct or indirect legal or beneficial ownership interest; or

               (xx) dissolve, liquidate, consolidate, merge or sell all or substantially all of its assets or the assets of any other entity in which it has a direct or indirect legal or beneficial ownership interest or engage in any other business activity.

         Section 9.26. Partial Releases. (a) Provided there exists no Event of Default, following the completion of construction of the Dillard Anchor Store thereon, Administrative Agent shall release the lien of the Mortgage from that 8.1959-acre portion of the Premises identified as Tract 3 ("Dillard's Anchor Parcel, Lot 1 Block 1") on Schedule A to the Mortgage in connection with the conveyance thereof to, and acceptance thereof by, Mercantile for the operation thereon by Mercantile of the Dillard Anchor Store. Such release shall be subject to Administrative Agent's receipt of (A) evidence that the balance of the Premises constitutes a separate tax and zoning lot, (B) an endorsement to the title insurance policy for the Mortgage insuring that the lien of the Mortgage will not be impaired by virtue of said release, (C) such other documents, opinions and assurances as Administrative Agent may reasonably request (all of the foregoing items (A), (B) and (C) to be received by Administrative Agent at least seven (7) Business Days prior to the proposed release and be in form and substance reasonably satisfactory to Administrative Agent) and (D) payment of Administrative Agent's out-of-pocket expenses, including the fees and expenses of counsel, in connection therewith.

         (b) Administrative Agent shall release the lien of the Mortgage from portions of the Premises outside of the "ring road" of the shopping center of which the Improvements are a part (each such portion of the Premises, a "Release Parcel") as follows:

                  (i) All such releases shall be subject, in each case, to Administrative Agent's receipt of (A) evidence that the balance of the Premises constitutes a separate tax and zoning lot and an endorsement to the title insurance policy for the Mortgage insuring that the lien of the Mortgage will not be impaired by virtue of

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         the  release  of  the  Release  Parcel,  (B)   a   copy,  certified  by
         Borrower  to be true  and complete,  of the  executed  contract of sale
         for  the  Release  Parcel, (C)  a  current  survey  of   the  Premises,
         specifically delineating (by metes and bounds) the Release Parcel, certified to Administrative Agent and the Title Insurer, (D) such other documents, opinions and assurances as Administrative Agent may reasonably request (all of the foregoing items (A) through (D) to
         be   received   by    Administrative    Agent   at   least   seven  (7)
         Business  Days  prior  to  the   proposed  release  and be  in form and
         substance reasonably satisfactory to Administrative Agent), (E) the appropriate release price, if any, required by subparagraph (vii) below, to be applied by Administrative Agent to the repayment of the Principal Amount and accrued and unpaid interest thereon and (F) payment of Administrative Agent's out-of-pocket expenses, including the fees and expenses of counsel, in connection with the foregoing transactions.

                  (ii) Provided there exists no Event of Default, those portions of the Premises identified as Tract 8 ("Adjacent Parcel D"), Tract 9 ("Adjacent Parcel E"), Tract 10 ("Adjacent Parcel F"), Tract 6 ("Residual Parcel B") and Tract 4 ("Lot 2, Block 2") on Schedule A to the Mortgage shall be released as provided in subparagraph (i) above in connection with Borrower's simultaneous conveyance thereof, in commercially reasonable transactions, for the construction and operation thereon by the transferee thereof of retail stores, restaurants, entertainment facilities or other facilities compatible with the shopping center.

                  (iii) Provided there exists no Event of Default, (x) those portions of the Premises south of Park Boulevard identified as Tract 14 ("Lot 5, Block A") and Tract 15 ("Lot 6, Block A") on Schedule A to the Mortgage and (y) in the event the Option Parcel becomes part of the
         Premises  pursuant  to Section  2.08,  the Option  Parcel,  or portions thereof, shall be released as provided in subparagraph (i) above in connection with Borrower's simultaneous conveyance thereof in commercially reasonable transactions to third parties.

                  (iv) Those portions of the Premises identified as (x) Tract 11 (the "Chapel Hill Boulevard Right-of-Way Parcel"), (y) Tract 12 (the "Park Boulevard Right-of-Way Parcel") and (z) Tract 7 ("Residual Parcel C") on Schedule A to the Mortgage shall be released in accordance with subparagraph (i) above in connection with Borrower's simultaneous dedication thereof as a public road, or a portion of a public road, upon Administrative Agent's receipt of evidence of such dedication and the acceptance thereof by the City, as well as of Borrower's completion, and the City's acceptance, of the roadway improvements to be done by Borrower pursuant to (A) Section 3C(2) of the Master Agreement with respect to the Chapel Hill Boulevard Right-of-Way Parcel and the Park Boulevard Right-of-Way Parcel and (B) Section 3(a) of the Exchange Agreement with respect to Residual Parcel C.

                  (v) Provided there exists no Event of Default, that portion of the Premises identified as Tract 5 ("Residual Parcel A") on Schedule A to the Mortgage shall be released in accordance with subparagraph (i) above in

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

         connection with Borrower's simultaneous conveyance thereof to an adjoining property owner in exchange for that certain approximately 0.1085-acre parcel of land identified on Exhibit "B-10" to the Exchange Agreement (the "Brown/Developer Parcel") upon Administrative Agent's receipt (unless the Brown/Developer Parcel is conveyed directly to and accepted by the City as part of the dedication thereof as a public road or a portion of a public road) of (x) an agreement, executed by Borrower and in proper form for recording, spreading the lien of the Mortgage to encumber the Brown/Developer Parcel and (y) an endorsement to the title policy insuring the Mortgage adding the Brown/Developer Parcel to the insured premises thereunder with no additional title exceptions.

                  (vi) In the event the Option Parcel becomes part of the Premises pursuant to Section 2.08, an approximately 2-acre portion thereof shall be released in accordance with subparagraph (i) above in connection with Borrower's simultaneous dedication thereof for the widening of Plano Parkway, a public road, upon Administrative Agent's receipt of evidence of such dedication and the acceptance thereof by the City.

                  (vii) As a condition to releases of Release Parcels pursuant to subparagraphs (ii) and (iii) above, Borrower shall be required to pay a release price in an amount equal to (x) $5.92 per square foot in the case of releases pursuant to subparagraph (ii) above and (y) $4.68 per square foot in the case of releases pursuant to subparagraph (iii) above. No release price shall be required for releases of Release Parcels pursuant to subparagraphs (iv), (v) and (vi) above.

         Section 9.27. Required Leasing Achievement Levels. (a) If on the first Leasing Achievement Measurement Date indicated in the table below, Borrower shall not have in place, as reasonably determined by Administrative Agent, fully executed and, where required by this Agreement, approved by Administrative Agent (or deemed approved as provided in Section 6.20) leases of mall stores in the Improvements (and delivered certified copies of such leases to Administrative Agent): (i) covering at least the percentage of the total SFGLA of the Improvements, (ii) providing for a cumulative average minimum rent per square foot and (iii) providing for a minimum aggregate annual rent, all as set forth in said table for said first Leasing Achievement Measurement Date (the leasing requirements set forth in clauses (i), (ii) and (iii), collectively, for each Leasing Achievement Measurement Date, the "Leasing Requirement"), then Borrower shall, within ten (10) Business Days of Administrative Agent's demand therefor, deliver to Administrative Agent additional collateral for the Loan in form, amount and otherwise as more particularly set forth below in this Section. If, however, on the first leasing Achievement Measurement Date, Borrower shall have in place leases which satisfy the Leasing Requirement for such date as set forth above, then the provisions of this Section shall no longer be applicable.

--------------------------------------------------------------------------------
Leasing      Required Leasing    Average Required    Required Aggregate
Achievement    Percentage (%)        Minimum            Annual Minimum
Measurement                     Rent/Square Foot($)        Rent ($)
Date
--------------------------------------------------------------------------------
11/1/2000          50                 35              9,829,680
--------------------------------------------------------------------------------
2/1/2001           57                 38             12,166,335
--------------------------------------------------------------------------------
5/1/2001           63                 41             14,508,608
--------------------------------------------------------------------------------
8/1/2001           70                 44             17,300,236
--------------------------------------------------------------------------------


         (b) Additional collateral for the Loan required by paragraph (a) above in respect of the first Leasing Achievement Measurement Date shall be in the form of either cash or a letter of credit, in either case in an amount equal to the greater of (x) the quotient of (A) the product of (1) the excess of the Required Leasing Percentage over the actual leasing percentage (based on the executed and, where required by this Agreement, approved by Administrative Agent (or deemed approved as provided in Section 6.20) leases then in place), multiplied by (2) 561,696 SFGLA, multiplied by (3) the Required Minimum Rent/Square Foot, divided by (B) .0875 or (y) the quotient of (A) the excess of the Required Aggregate Annual Minimum Rent over the actual aggregate annual minimum rent (based on the executed and, where required by this Agreement, approved by Administrative Agent (or deemed approved as provided in Section 6.20) leases then in place), divided by (B) .0875.

         (c) Cash collateral delivered by Borrower pursuant to this Section shall be deposited into an interest-bearing "blocked" cash collateral account to be established with and held in the name of Administrative Agent (the "Cash Collateral Account"). All amounts deposited into the Cash Collateral Account shall be invested by Administrative Agent in certificates of deposit or other money market instruments (each such certificate of deposit or money market instrument, a "MM Instrument") issued (and to be held) by Administrative Agent, the amounts and terms of which shall be acceptable to Administrative Agent. Borrower hereby assigns the Cash Collateral Account and all sums therein, and all MM Instruments, including earnings thereon, to Administrative Agent, for the benefit of Lenders, as security for the payment and performance of the Obligations and acknowledges that Borrower shall have no right to such sums or such MM Instruments except to the extent specifically provided for herein. Borrower further acknowledges that Administrative Agent shall retain possession of all documents evidencing the Cash Collateral Account and any MM Instrument to perfect its security interests therein. Notwithstanding the foregoing, at any time following the occurrence of an Event of Default, Administrative Agent may, upon the direction of the Required Lenders, apply any and all sums in the Cash Collateral Account and all sums invested in MM Instruments, including earnings thereon, to the immediate reduction of the Principal Amount and/or accrued and unpaid interest and/or other sums payable hereunder or under the Notes or other Loan Documents, in such order and amounts as the Required Lenders shall elect. Administrative Agent is hereby appointed Borrower's attorney-in-fact for the purpose of withdrawing any and all sums from the Cash Collateral Account and all sums

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

invested in MM Instruments. Borrower agrees to execute such further documents (including security agreements and UCC-1 financing statements) and do such further acts as Administrative Agent may reasonably request to confirm or perfect the assignment and security interests provided for in this Section.

         (d) Letters of credit delivered by Borrower pursuant to this Section shall (x) be unconditional and irrevocable, (y) be issued for the benefit of Administrative Agent by a financial institution reasonably acceptable to it and
(z) have an expiration date no earlier than twelve (12) months after its issuance, with an "evergreen" clause providing for automatic six (6) month or longer extensions. At any time following the occurrence of an Event of Default, Administrative Agent may, upon the direction of the Required Lenders, draw upon any such letter of credit by sight draft. The proceeds of any such drawings shall be applied by Administrative Agent to the immediate reduction of the Principal Amount and/or accrued and unpaid interest and/or other sums payable hereunder or under the Notes or other Loan Documents, in such order and amounts as the Required Lenders may elect. In addition, if, any time prior to the satisfaction of the conditions for the return of any such letter of credit set forth in paragraph (e) of this Section, (I) either (x) Borrower shall fail to deliver to Administrative Agent an extension thereof at least thirty (30) days prior to its expiration date or (y) the credit rating of the issuer thereof shall be lowered to below A by S&P or below A2 by Moody's and (II) Borrower shall fail to deliver to Administrative Agent a substitute letter of credit conforming to the requirements of this Section, then immediately upon the happening of the event described in clause (x) above or within ten (10) days after the happening of the event described in clause (y) above, then
Administrative Agent shall be permitted (irrespective of the existence or non-existence of any Event of Default) to draw upon any such letter of credit and deposit the proceeds of such drawing into the Cash Collateral Account.

                  (e) Within seven (7) Business Days following (x) the opening of the Improvements and Anchor Stores (other than the Sak's Anchor Store) for business to the public and Borrower's satisfaction of the requirements for and conditions to its entitlement to the first extension of the Maturity Date as set forth in Section 2.18 or (y) Borrower's satisfaction of the Leasing Requirement on any Leasing Achievement Measurement Date subsequent to the first Leasing Achievement Measurement Date, all sums then in the Cash Collateral Account (and related MM Instruments) and all letters of credit then held by Administrative Agent pursuant to this Section shall be returned to Borrower; provided, however, that if on any subsequent Leasing Achievement Measurement Date the Leasing
Requirement is not yet satisfied but, based on the then actual leasing achievement and the formula set forth in paragraph (b) above, the amount of additional collateral that would be required is less than the additional collateral then held by Administrative Agent, the excess shall be returned to Borrower.

         Section 9.28. Year 2000. Borrower represents, warrants and covenants that each of Borrower and Guarantor has taken and shall continue to take all action necessary to assure that its data processing (including internal accounting and bookkeeping) systems, information technology systems and building systems (including microprocessors for building systems) are capable of effectively processing data and

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

information, including dates on and after January 1, 2000, and shall not cease to perform, or provide, or cause any software and/or system which is material to its operations or any interface therewith to provide, invalid or incorrect results as a result of date functionality and/or data, or otherwise experience any degradation of performance or functionality arising from, relating to or including date functionality and/or data which represents or references different centuries or more than one century or leap years, and that all such systems shall effectively and accurately manage and manipulate data derived from, involving or relating in any way to dates (including single century formulas and multi-century or leap year formulas), and will not cause an abnormally ending scenario within such systems or in any software and/or system with which such systems interface, or generate incorrect values or invalid results involving such dates. At the request of Administrative Agent, Borrower shall provide Administrative Agent with reasonably acceptable assurance of Borrower's and Guarantor's year 2000 capability.

                                   Article X

                              NATURE OF OBLIGATIONS

         Section 10.01. Absolute and Unconditional Obligations. Borrower acknowledges and agrees that its obligations and liabilities under this Agreement and under the other Loan Documents shall be absolute and unconditional irrespective of (1) any lack of validity or enforceability of any of the Obligations, any Loan Documents, or any agreement or instrument relating thereto, (2) any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the Obligations, or any other amendment or waiver of or consent to any departure from any Loan Documents or any other documents or instruments executed in connection with or related to the Obligations, (3) any exchange or release of any collateral, or of any other Person from all or any of the Obligations or (4) any other circumstances which might otherwise constitute a defense available to, or a discharge of, Borrower or any other Person in respect of the Obligations.

                  The obligations and liabilities of Borrower under this Agreement and other Loan Documents shall not be conditioned or contingent upon the pursuit by Administrative Agent, any Lender or any other Person at any time of any right or remedy against Borrower or any other Person which may be or become liable in respect of all or any part of the Obligations or against any collateral or security or guarantee therefor or right of setoff with respect thereto.

         Section 10.02. Non-Recourse. (a) Notwithstanding anything to the contrary contained in this Agreement, in any of the other Loan Documents (other than the Indemnity and the Guaranty), or in any other instruments, certificates, documents or agreements executed in connection with the Loan (all of the foregoing, with the exception of the Indemnity and the Guaranty, for purposes of this Section, hereinafter referred to, individually and collectively, as the "Relevant Documents"), no recourse under or upon any Obligation, representation, warranty, promise or other matter whatsoever under or in respect of the Relevant Documents shall be had against Borrower or any of the constituent partners of Borrower or their successors or assigns (said constituent partners and their successors and assigns, for purposes of this Section, hereinafter referred to, individually and collectively, as the "Borrower Partners") except to the extent of realization upon the Mortgaged Property or any other collateral now or hereafter given for the Loan, and each Lender expressly waives and releases, on behalf of itself and its successors and assigns, all right to assert any liability whatsoever under or with respect to the Relevant Documents against, or to satisfy any claim or obligation arising thereunder against, any of the Borrower Partners or out of any assets of the Borrower Partners, provided, however, that nothing in this Section shall be deemed to (1) constitute a waiver of any obligation evidenced or secured by, or contained in, the Relevant Documents or affect in any way the validity or enforceability of the Relevant Documents; or (2) limit the right of Administrative Agent and/or Lenders to proceed against or realize upon all or part of the Mortgaged Property or any other collateral now or hereafter given for the Loan or to name Borrower (or, to the extent that the same are required by applicable Law or are determined by a court to be necessary parties in connection with an action or suit against Borrower or all or part of the Mortgaged Property or any other collateral now or hereafter given for the Loan, any of the Borrower Partners) as a party defendant in any action or suit for judicial foreclosure and sale under the Mortgage or any other security document so long as no judgment or order in the nature of a personal monetary judgment or order or deficiency judgment or order shall be asked for or taken against Borrower or the Borrower Partners; or
(3) affect in any way the validity or enforceability of any guaranty (whether of payment and/or performance) (including the Guaranty) or indemnity agreement (including the Indemnity) now or hereafter given to or for the benefit of Lenders in connection with the Loan; or (4) constitute a waiver by Lenders of any rights to reimbursement for actual, out-of-pocket losses, costs or expenses, or any other remedy at law or equity against Borrower or its constituent general partner(s) by reason of (i) fraudulent actions or omissions or intentional misrepresentations by Borrower or its constituent general partner(s), (ii) willful misapplication of any insurance proceeds, condemnation awards or tenant security deposits, or, during the existence of an Event of Default, of any rental or other income, in any case which was expressly required by the Mortgage or other Loan Documents (or leases in the case of tenant security deposits) to be paid or applied in a specified manner, arising in any such case, with respect to the Mortgaged Property or other collateral now or hereafter given for the Loan or (iii) after the occurrence of an Event of Default, the reasonable out-of-pocket legal and related expenses caused by the failure to deliver, promptly upon demand, tenant and other project files and original executed leases and other agreements relating to occupancy, construction or operation in respect of the Premises in or under Borrower's or any of its Affiliate's possession or control which have been reasonably requested by Administrative Agent or any Lender.

                  (b) Notwithstanding anything to the contrary contained in the Relevant Documents, the Indemnity or the Guaranty, no recourse under or upon any Obligation, representation, warranty, promise or other matter whatsoever under the Relevant Documents, the Indemnity or the Guaranty shall be had against any of the constituent partners of Guarantor or their successors or assigns (said constituent partners and their successors and assigns, for purposes of this Section, hereinafter referred to, individually and collectively, as the "TRG Partners") and Administrative Agent and each Lender expressly waive and release, on behalf of themselves and their successors and assigns, all right to assert any liability whatsoever under or with respect to the Relevant Documents, the Indemnity or the Guaranty against, or to satisfy any claim or obligation arising thereunder against, any of the TRG Partners or out of any assets of the TRG Partners; provided, however, that nothing in this Section shall be deemed to: (1) release Borrower or its constituent general partner(s) from any personal liability pursuant to, or from any of its obligations under, the Indemnity, or release Guarantor from any personal liability pursuant to, or from any of its obligations under, the Indemnity or the Guaranty; (2) release any TRG Partner from personal liability for its or his own fraudulent actions or omissions or intentional misrepresentations; (3) constitute a waiver of any obligation evidenced or secured by, or contained in, the Relevant Documents, the Indemnity or the Guaranty, or affect in any way the validity or enforceability of any of the Relevant Documents, the Indemnity or the Guaranty; (4) limit the right of Administrative Agent and/or Lenders to proceed against or realize upon the Mortgaged Property or any other collateral now or hereafter given for the Loan or to name Guarantor or (to the extent that the same are required by applicable Law or are determined by a court to be necessary parties in connection with an action or suit against Borrower, Guarantor or the Mortgaged Property or any other collateral now or hereafter given for the Loan) any of the TRG Partners as a party defendant in, and to enforce against the Mortgaged Property or any other collateral now or hereafter given for the Loan any judgment obtained by Administrative Agent and/or Lenders with respect to, any action or suit under the Relevant Documents so long as no judgment shall be enforced or taken (except to the extent taking a judgment is required by applicable Law or determined by a court to be necessary to preserve Administrative Agent's and/or Lenders' rights against the Mortgaged Property or any other collateral now or hereafter given for the Loan or Borrower or Guarantor, but not otherwise) against the TRG Partners, their successors and assigns, or their assets; or (5) limit the right of Administrative Agent and/or Lenders to proceed against or realize upon any and all of the assets of Borrower or Guarantor (notwithstanding the fact that the TRG Partners have an ownership interest in Guarantor and, thereby, an interest in the assets of Guarantor) or to name Borrower or Guarantor (or, to the extent that the same are required by applicable Law or are determined by a court to be necessary parties in connection with an action or suit against Borrower or Guarantor, any of the TRG Partners) as a party defendant in, and to enforce against the assets of Borrower or Guarantor any judgment obtained by Administrative Agent and/or Lenders with respect to, any action or suit under the Indemnity or the Guaranty so long as no judgment shall be enforced or taken (except to the extent taking a judgment is required by applicable Law or determined by a court to be necessary to preserve Administrative Agent's and/or Lenders' rights against Borrower or Guarantor, but not otherwise) against the TRG Partners, their successors and assigns, or their assets.


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

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the day and year first above written.


                                     WILLOW BEND ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership


                                     By:  Willow Bend Holdings 1 LLC,
                                          a Delaware limited liability company,
                                          its sole general partner

                                          By:  The Taubman Realty Group Limited
                                               Partnership, a Delaware limited
                                               partnership, its sole member



                                               By           /s/  Steven Eder
                                                 ------------------------------
                                                  Name:  Steven E. Eder
                                                  Title:  Authorized Signatory

                                     Address for notices:

                                     Willow Bend Associates Limited Partnership
                                     c/o The Taubman Company
                                     200 East Long Lake Road, Suite 300
                                     Bloomfield Hills, Michigan 48304
                                     Attention:  Mr. Steven E. Eder
                                     Telephone:  (248) 258-7258
                                     Telecopy:   (248) 258-7275

                                     with a copy to:

                                     Miro Weiner & Kramer
                                     38500 Woodward Avenue
                                     Suite 100
                                     Bloomfield Hills, Michigan 48304
                                     Attention:  Martin L. Katz, Esq.
                                     Telephone:  (248) 258-1222
                                     Telecopy:   (248) 646-7887

                                                and

                                     with a copy of notices of default to:

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

                                     City of Plano
                                     1520 Avenue K
                                     Plano, Texas 75074
                                     Attention: City Manager

                                     PNC BANK, NATIONAL ASSOCIATION
                                      (as Lender and Administrative Agent)



                                     By       /s/  David C. Martens
                                       ----------------------------------------
                                       Name:  David C. Martens
                                       Title:    Vice President

                                    Address for notices, Applicable Lending
                                    Office and Administrative Agent's Office:

                                    PNC Bank, National Association
                                    One PNC Plaza
                                    249 Fifth Avenue
                                    P1-POPP-19-2
                                    Pittsburgh, Pennsylvania 15222
                                    Attention:  Mr. David Martens
                                    Telephone:  (412) 762-8597
                                    Telecopy:   (412) 762-6500

                                    with a copy to:

                                    PNC Bank, National Association
                                    Loan Administration
                                    One PNC Plaza
                                    249 Fifth Avenue
                                    P1-POPP-19-2
                                    Pittsburgh, Pennsylvania 15222
                                    Attention:  Ms. Cheryl J. Wukich
                                    Telephone:  (412) 762-2891
                                    Telecopy:   (412) 768-5754

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

                                    FLEET NATIONAL BANK
                                    (as Lender)

                                    By       M. A. Mulcahy
                                      -----------------------------------------
                                      Name:    Margaret A. Mulcahy
                                      Title:   Sr. Vice President

                                    Address for Notices and Applicable Lending
                                    Office:

                                    Fleet National Bank
                                    75 State Street
                                    MA BOF 11-C
                                    Boston, Massachusetts 02109
                                    Attention:  Ms. Margaret Mulcahy
                                    Telephone:  (617) 346-4291
                                    Telecopy:   (617) 346-3220


                                    COMMERZBANK AG, NEW YORK BRANCH
                                    (as Lender)

                                    By       /s/  E. Marcus Perry
                                      -----------------------------------------
                                      Name:     E. Marcus Perry
                                      Title:    Assistant Vice President


                                    By       /s/  David Buettner
                                      -----------------------------------------
                                      Name:     David Buettner
                                      Title:    Assistant Treasurer

                                    Address for Notices and Applicable Lending
                                    Office:

                                    Commerzbank AG
                                    New York Branch
                                    2 World Financial Center
                                    New York, New York 10281-1050
                                    Attention: Mr. Douglas Traynor
                                    Telephone:  (212) 266-7569
                                    Telecopy:   (212) 266-7565


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

                                    BAYERISCHE HYPO- UND VEREINSBANK
                                    AG, NEW YORK BRANCH
                                    (as Lender)

                                    By       /s/  S. Altman
                                      -----------------------------------------
                                      Name:      Stephen E. Altman
                                      Title:     Managing Director

                                    By       /s./  Peter Hannigan
                                      -----------------------------------------
                                      Name:      Peter T. Hannigan
                                      Title:     Managing Director

                                    Address for Notices and Applicable Lending
                                    Office:

                                    150 East 42nd Street
                                    New York, New York 10017-4679
                                    Attention: Ms. Meggan W. Walsh
                                    Telephone:  (212) 672-5347
                                    Telecopy:   (212) 672-5527



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